Agreement and Plan of Merger

by and among

Xhibit Corp.,
a Nevada corporation;

Project SMI Corp.,
a Delaware corporation;

SHC Parent Corp.,
a Delaware corporation;

and

TNC Group, Inc.,

an Arizona corporation

___________________________

Dated as of May  16, 2013

___________________________

TABLE OF CONTENTS
Page
SECTION 1.	DESCRIPTION OF TRANSACTION	1
1.1	Merger of the Company into Merger Sub	1
1.2	Effect of the Merger	1
1.3	Closing; Effective Time	1
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	2
1.5	Merger Consideration; Conversion of Securities	2
1.6	Closing of the Company’s Transfer Books	2
1.7	Exchange of Certificates	2
1.8	Adjustment to Number of Shares Comprising the Aggregate Merger Consideration; Company Common Stock	3
1.9	Further Action	3
SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	3
2.1	Due Organization; Subsidiaries.	3
2.2	Certificate and Bylaws; Records	5
2.3	Capitalization, Etc.	5
2.4	Financial Statements	6
2.5	Absence of Changes	7
2.6	Title to Assets	8
2.7	Bank Accounts	8
2.8	Equipment; Leasehold	8
2.9	Proprietary Assets	9
2.10	Contracts	9
2.11	Liabilities	11
2.12	Compliance with Legal Requirements	11
2.13	Governmental Authorizations	11
2.14	Tax Matters	11
2.15	Employee and Labor Matters; Benefit Plans	12
2.16	Environmental Matters	13
2.17	Insurance	13
2.18	Related Party Transactions	13
2.19	Legal Proceedings; Orders	13
2.20	Authority; Binding Nature of Agreement	14
2.21	Non-Contravention; Consents	14
2.22	No Brokers' Fees	14
2.23	No Other Representations	14
SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	15
3.1	Due Organization	15
3.2	Requisite Power and Authority	15
3.3	Non-Contravention; Consents	15
3.4	Parent Common Stock	16
3.5	Filings with the SEC	16
3.6	Financial Statements	16
3.7	Absence of Certain Changes	17
3.8	Legal Proceedings; Orders; Permits	17
3.9	No Brokers' Fees	17
3.10	Operations; Capitalization of Merger Sub	17
3.11	Proprietary Assets	18
3.12	Liabilities	18
3.13	Compliance with Legal Requirements	18
3.14	Tax Matters	18
3.15	Government Approvals	19
SECTION 4.	CLOSING DELIVERIES AND NEW LOAN.	19
4.1	Closing Deliveries	19
4.2	New Loan	20
SECTION 5.	POST-CLOSING COVENANTS	21
5.1	Continuing Indemnification; Insurance Policy	21
5.2	Registration of Parent Common Stock	21
5.3	Public Announcements	21
5.4	Form 8-K	21
5.5	Representative on Parent Board	21
5.6	Tax Free Reorganization	21
5.7	Tax Matters	22
SECTION 6.	INDEMNIFICATION	22
6.1	Survival of Representations, Etc.	22
6.2	Stockholder Indemnification	23
6.3	Parent Indemnification	24
6.4	Stockholder Escrow Arrangements.	25
6.5	Parent Indemnification Share Arrangements.	25
6.6	Indemnification Completion Date	28
6.7	Determination of Damages	28
6.8	No Consequential Damages	28
6.9	Exclusive Remedy	28
6.10	Purchase Price Adjustment	29
6.11	Arbitration Process.	29
SECTION 7.	MISCELLANEOUS PROVISIONS	29
7.1	Further Assurances	29
7.2	Fees and Expenses	29
7.3	Attorneys’ Fees	29
7.4	Notices	29
7.5	Time of the Essence	30
7.6	Headings	30
7.7	Counterparts	30
7.8	Governing Law	30
7.9	Successors and Assigns	30
7.10	Specific Performance	31
7.11	Waiver	31
7.12	Amendments	31
7.13	Severability	31
7.14	Parties in Interest	31
7.15	Entire Agreement	31
7.16	Construction	31

EXHIBITS

Exhibit A                              Definitions
Exhibit B                               Loan Provisions
Exhibit C                               Investment Letter
Exhibit D                              Registration Rights Agreement
Exhibit E                               Voting Agreement
Exhibit F                               Escrow Agreement

AGREEMENT AND PLAN

OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of May 16, 2013, by and among:  Xhibit Corp., a Nevada corporation (“Parent”); Project SMI Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); SHC Parent Corp., a Delaware corporation (the “Company”); and TNC Group, Inc., an Arizona corporation (“Stockholder Representative”).  Parent, Merger Sub, Company and Stockholder Representative are each a “Party” and collectively the “Parties” to this Agreement.  Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.           The Board of Directors of each of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective entities and the stockholders thereof to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent.

B.           Pursuant to the Merger, outstanding shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) will, in accordance with this Agreement, be converted into the right to receive shares of common stock, $0.0001 par value per share, of Parent (“Parent Common Stock”).

C.           The Parties hereto intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Code.

E.           The Parent Common Stock to be issued in connection with the Merger will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.

AGREEMENT

The Parties to this Agreement agree as follows:

SECTION 1.	DESCRIPTION OF TRANSACTION

1.1 Merger of the Company into Merger Sub.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease.  The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effect of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

1.3 Closing; Effective Time.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Keller Rohrback, PLC, 3101 N. Central Ave., Suite 1400, Phoenix, AZ 85012, on the date hereof (the “Closing Date”).  At the Closing, the Merger will be consummated by the filing with the Secretary of State of the State of Delaware of the Certificate of Merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the DGCL (the time of the filing of such instrument being the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation;

(b) The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; and

(c) The respective directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

1.5 Merger Consideration; Conversion of Securities.

(a) Merger Consideration Definitions. for Company Stock.  The “Aggregate Merger Consideration” payable by Parent upon the Closing shall be forty-four million four hundred and forty thousand (44,440,000) shares of Parent Common Stock. The “Pro Rata Merger Consideration” for each share of Company Common Stock shall be four hundred and forty-four and four tenths (444.40) shares of Parent Common Stock.  The Pro Rata Merger Consideration for each stockholder of the Company as of the Effective Time (collectively, the “Stockholders”) is set forth on Schedule 1.5(a).

(b) Equity Conversion.  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company:

(i) each outstanding share of Company Common Stock shall be converted into the right to receive the Pro Rata Merger Consideration; and

(ii) the shares of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become the outstanding shares of capital stock of the Surviving Corporation following the Effective Time.

1.6 Closing of the Company’s Transfer Books.  At the Effective Time, holders of certificates representing shares of capital stock of the Company (the “Company Stock Certificates”) that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time.

1.7 Exchange of Certificates.

(a) At the Closing, the Stockholders shall deliver to Parent the Company Stock Certificates held by such Stockholders, which shall be properly endorsed in blank or shall be accompanied by a properly executed stock power, and Parent shall cause its transfer agent to make book-entry notations for each Stockholder representing his, her or its Pro Rata Merger Consideration; provided that the book-entry notations shall represent only whole shares of Parent Common Stock and shall be rounded up or down to the nearest whole number of shares in lieu of any fractional shares to which a Stockholder would otherwise be entitled and subject to the delivery terms of the Stockholder Escrow Shares as set forth in Section 6.4.  All Company Stock Certificates surrendered to Parent shall be canceled, and until surrendered and canceled as contemplated by this Section 1.7, shall be deemed, from and after the Effective Time, to represent only the right to receive the Pro Rata Merger Consideration.  If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such lost, stolen or destroyed Company Stock Certificate.

(b) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Stockholder pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.8 Adjustment to Number of Shares Comprising the Aggregate Merger Consideration; Company Common Stock.  If between the Closing Date and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the number of shares of Parent Common Stock comprising the Aggregate Merger Consideration shall be appropriately adjusted. If between the Closing Date and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Pro Rata Merger Consideration shall be appropriately adjusted.

1.9 Further Action.  If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Contemporaneously with the execution and delivery of this Agreement, the Company shall deliver to Parent disclosure schedules numbered according to the relevant sections in this Agreement (the “Disclosure Schedules”).  Any exception or qualification set forth in the Disclosure Schedules with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations, warranties and covenants contained in this Agreement as and to the extent the content of such disclosure makes its applicability to such other representations, warranties and covenants reasonably apparent.  Subject to the exceptions and qualifications set forth in the Disclosure Schedules, the Company hereby represents and warrants to Parent and Merger Sub as follows:

2.1 Due Organization; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under this Agreement.

(b) The Company is not and has not been required to be qualified, authorized, registered or licensed to transact business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Schedule 2.1(b), except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.  The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Schedule 2.1(b).

(c) Schedule 2.1(c) sets forth (i) the names of the members of the Company’s board of directors, and (ii) the names and titles of the Company’s officers.  The Company’s board of directors has no committees.

(d) The Company’s direct and indirect subsidiaries are SkyMall Interests, LLC, a Delaware limited liability company (“Interests”), SkyMall, LLC, a Delaware limited liability company (“SkyMall”), and SkyMall Ventures, LLC, a Nevada limited liability company (“Ventures” and, collectively with Interests and SkyMall, the “Subsidiaries”).

(e) The Company owns all outstanding membership interests of Interests, and no other Person has any rights therein.  Interests is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts to which it is a party.  Pursuant to the provisions of the DGCL, including Section 266 thereof, Interests was converted (the “Interests Conversion”) from a corporation to a limited liability company effective as of May 9, 2013 and, except as set forth in Schedule 2.1(e), all Legal Requirements and Consents required thereby and incident thereto have been fully satisfied and obtained.

(i) Interests is not and has not been required to be qualified, authorized, registered or licensed to transact business as a foreign limited liability company in any jurisdiction other than the jurisdictions identified in Schedule 2.1(e)(i), except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.  Interests is in good standing as a foreign limited liability company in each of the jurisdictions identified in Schedule 2.1(e)(i).

(ii) Schedule 2.1(e)(ii) sets forth (A) the managing member of Interests, and (B) the names and titles of Interests’ officers.

(f) Interests owns all outstanding membership interests of SkyMall, and no other Person has any rights therein.  SkyMall is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts to which it is a party. Pursuant to the provisions of the DGCL, including Section 266 thereof, SkyMall was converted (the “SkyMall Conversion”) from a corporation to a limited liability company effective as of May 9, 2013 and, except as set forth in Schedule 2.1(f),  all Legal Requirements and Consents required thereby and incident thereto have been fully satisfied and obtained.

(i) SkyMall is not and has not been required to be qualified, authorized, registered or licensed to transact business as a foreign limited liability company in any jurisdiction other than the jurisdictions identified in Schedule 2.1(f)(i), except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.  Except as set forth in Schedule 2.1(f)(i), SkyMall is in good standing as a foreign limited liability company in each of the jurisdictions identified in Schedule 2.1(f)(i).

(ii) Schedule 2.1(f)(ii) sets forth (A) the managing member of SkyMall, and (B) the names and titles of SkyMall’s officers.

(g) SkyMall owns all outstanding membership interests of Ventures, and no other Person has any rights therein.  Ventures is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts to which it is a party. Pursuant to the provisions of the Nevada Revised Statutes, including Section 92A.105 thereof, Ventures was converted ( the “Ventures Conversion” and with the Interests Conversion and the SkyMall Conversion, the “Conversions”) from a corporation to a limited liability company effective as of May 9, 2013 and, except as set forth in Schedule 2.1(g), all Legal Requirements and Consents required thereby and incident thereto have been fully satisfied and obtained.

(i) Ventures is not and has not been required to be qualified, authorized, registered or licensed to transact business as a foreign limited liability company in any jurisdiction other than the jurisdictions identified in Schedule 2.1(g)(i), except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.  Except as set forth in Schedule 2.1(g)(i),Ventures is in good standing as a foreign limited liability company in each of the jurisdictions identified in Schedule 2.1(g)(i).

(ii) Schedule 2.1(g)(ii) sets forth (A) the managing member of Ventures, and (B) the names and titles of Ventures’ officers.

(h) Except for the equity interests of Interests, SkyMall and Ventures described in this Section 2.1, neither the Company nor any Subsidiary owns any equity interest in any Entity.  Neither the Company nor any Subsidiary has agreed or is obligated to make any future investment in or capital contribution to any Entity.  Except as provided in Schedule 2.1(h), neither the Company nor any Subsidiary has guaranteed and is responsible or liable for any obligation of any other Entity.

2.2 Certificate and Bylaws; Records. The Company has provided Parent with accurate and complete copies for each of the Company and the Subsidiaries of: (a) its Certificate of Incorporation and Bylaws, including all amendments thereto, or Certificate of Formation and Operating Agreement, as applicable; (b) its stock or other securities records; and (c) its minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of its stockholders/members and its board of directors/manager.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws, or Certificate of Formation and Operating Agreement, as the case may be. The stock or other securities records, minute books and other records of each of the Company and the Subsidiaries are accurate, up-to-date and complete in all material respects.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of one hundred thousand (100,000) shares of Company Common Stock, $0.01 par value per share, of which one hundred thousand (100,000) shares have been issued and are outstanding as of the date of this Agreement and are held by the Stockholders as provided in Schedule 2.3(a).  All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.  No Person other than the Stockholders owns, directly or indirectly, or has the right to vote or control any shares of Company Common Stock and there is no Encumbrance on the Company Common Stock.

(i) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of Company Common Stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Company Common Stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of Company Common Stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Common Stock or other securities of the Company (each such right described in clauses (i) through (iv), a “Company Option”).

(ii) The Company has never repurchased, redeemed or otherwise reacquired any shares of Company Common Stock or other securities of the Company.

(b) The outstanding capital of Interests consists of one thousand (1,000) units (the “Interests Units”).  All of the outstanding Interests Units have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.  There are no repurchase options held by any Person with respect to the Interests Units. No Person other than the Company owns, directly or indirectly, or has the right to vote or control any Interests Units and there is no Encumbrance on the Interests Units except as set forth on Schedule 2.3(b).

(i) There is no:  (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Interests Units or other securities of Interests; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Interests Units or other securities of Interests; (iii) Contract under which Interests is or may become obligated to sell or otherwise issue any Interests Units or any other securities of Interests; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Interests Units or other securities of Interests.

(ii) Except as set forth in Schedule 2.3(b)(ii), Interests has never repurchased, redeemed or otherwise reacquired any Interests Units or other securities of Interests.  Any securities so reacquired by Interests were reacquired in compliance with the applicable provisions of the DGCL and all other applicable Legal Requirements.

(c) The outstanding capital of SkyMall consists of one hundred (100) units (the “SkyMall Units”).  All of the outstanding SkyMall Units have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.  There are no repurchase options held by any Person with respect to the SkyMall Units. No Person other than Interests owns, directly or indirectly, or has the right to vote or control any SkyMall Units and there is no Encumbrance on the SkyMall Units except as set forth on Schedule 2.3(c).

(i) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any SkyMall Units or other securities of SkyMall; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any SkyMall Units or other securities of SkyMall; (iii) Contract under which SkyMall is or may become obligated to sell or otherwise issue any SkyMall Units or any other securities of SkyMall; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any SkyMall Units or other securities of SkyMall.

(ii) Except as set forth in Schedule 2.3(c)(ii), SkyMall has never repurchased, redeemed or otherwise reacquired any SkyMall Units or other securities of SkyMall.  Any securities so reacquired by SkyMall were reacquired in compliance with the applicable provisions of the DGCL and all other applicable Legal Requirements.

(d) The outstanding capital of Ventures consists of one hundred (100) units (the “Ventures Units”).  All of the outstanding Ventures Units have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.  There are no repurchase options held by any Person with respect to the Ventures Units. No Person other than SkyMall owns, directly or indirectly, or has the right to vote or control any Venture Units and there is no Encumbrance on the Ventures Units except as set forth on Schedule 2.3(d).

(i) There is no:  (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Ventures Units or other securities of Ventures; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Ventures Units or other securities of Ventures; (iii) Contract under which Ventures is or may become obligated to sell or otherwise issue any Ventures Units or any other securities of Ventures; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Ventures Units or other securities of Ventures.

(ii) Except as set forth in Schedule 2.3(d)(ii), Ventures has never repurchased, redeemed or otherwise reacquired any Ventures Unit or other securities of Ventures.  Any securities so reacquired by Ventures were reacquired in compliance with the applicable provisions of the NRS and all other applicable Legal Requirements.

2.4 Financial Statements.

(a) Set forth in Schedule 2.4 are the following consolidated financial statements and notes (collectively, the “SkyMall Financial Statements”):

(i) The consolidated audited balance sheets of Interests, SkyMall and Ventures as of December 31, 2011 and 2012, and the related consolidated audited income statements, statements of stockholders’ equity and statements of cash flows of the Subsidiaries for the years then ended, together with the notes thereto and the unqualified report and opinion of McGladrey & Pullen, LLP relating thereto; and

(ii) the unaudited consolidated balance sheet of Interests, SkyMall and Ventures as of March 31, 2013 (the “Unaudited Interim Balance Sheet”), and the related unaudited income statement of the Subsidiaries for the three (3) months then ended.

(b) The SkyMall Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Subsidiaries as of the respective dates thereof and the results of operations and, in the case of the financial statements referred to in Section 2.4(a)(i), stockholders’ equity and cash flows of the Subsidiaries for the periods covered thereby.  The SkyMall Financial Statements have been prepared in accordance with GAAP throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

2.5 Absence of Changes.  Except as set forth in Schedule 2.5, since December 31, 2012:

(a) there has not been any material adverse change in the Company’s or the Subsidiaries’ business, financial condition, or operations, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company or the Subsidiaries, respectively;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company’s or the Subsidiaries’ assets (whether or not covered by insurance);

(c) neither the Company nor any Subsidiary has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any of its securities, and neither the Company nor any Subsidiary has repurchased, redeemed or otherwise reacquired any of its securities;

(d) there has been no amendment to the Company’s or any Subsidiary’s Certificate of Incorporation or Bylaws or Certificate of Formation or Operating Agreement, and neither the Company nor any Subsidiary has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(e) the Company and the Subsidiaries, in the aggregate, have not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company and the Subsidiaries since December 31, 2012, exceeds Fifty Thousand Dollars ($50,000);

(f) neither the Company nor any Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company’s or the Subsidiary’s respective past practices;

(g) neither the Company nor any Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of Ten Thousand Dollars ($10,000);

(h) neither the Company nor any Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company’s or a Subsidiary’s respective past practices;

(i) neither the Company nor any Subsidiary has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

(j) neither the Company nor any Subsidiary has (i) established or adopted any employee benefit plan, (ii) paid any bonus, or (iii) made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees in excess of Ten Thousand Dollars ($10,000);

(k) neither the Company nor any Subsidiary has changed any of its respective methods of accounting or accounting practices in any respect;

(l) neither the Company nor any Subsidiary has made any Tax election;

(m) neither the Company nor any Subsidiary has commenced or settled any Legal Proceeding;

(n) neither the Company nor any Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

(o) neither the Company nor any Subsidiary has sold, issued or authorized the issuance of (i) any of its respective capital stock or other securities, (ii) any option or right to acquire any of its respective capital stock or any other securities, or (iii) any instrument convertible into or exchangeable for any or its respective capital stock or other securities; and

(p) neither the Company nor any Subsidiary has agreed or committed to take any of the actions referred to in clauses (c) through (o) of this Section 2.5.

2.6 Title to Assets.

(a) Each of the Company and the Subsidiaries owns, and has good and valid title to, all of the material assets purported to be owned by it, free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or the Subsidiaries, and (iii) the Encumbrances set forth on Schedule 2.6(a).

(b) Schedule 2.6(b) identifies all assets that are material to the business of the Company or the Subsidiaries and that are being leased or licensed to the Company or a Subsidiary.

2.7 Bank Accounts.  Schedule 2.7 sets forth with respect to each account maintained by or for the benefit of the Company or any Subsidiary the name of the bank or financial institution at which the account is located, the account number and the nature of the account.

2.8 Equipment; Leasehold.

(a) All material items of equipment and other tangible assets owned by or leased to each of the Company and the Subsidiaries are adequate for the uses to which they are being put, are in good operating condition and repair in all material respects (ordinary wear and tear excepted), and are adequate for the conduct of the Company’s and the Subsidiaries’ respective business in the manner in which such business is currently being conducted.

(b) Neither the Company nor any Subsidiary owns any real property or any interest in real property, except for the leasehold interests created under the real property leases identified in Schedule 2.8(b).

2.9 Proprietary Assets.

(a) Schedule 2.9(a)(i) sets forth, with respect to each Proprietary Asset that is owned by the Company or a Subsidiary and registered with a Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.  Schedule 2.9(a)(ii) identifies all other Proprietary Assets owned by the Company or a Subsidiary that are material to their  respective businesses.  Schedule 2.9(a)(iii) identifies any ongoing royalty or other payment obligations in excess of Ten Thousand Dollars ($10,000.00) with respect to each Proprietary Asset that is licensed or otherwise made available to either the Company or a Subsidiary by any Person and is material to the respective businesses of the Company and such Subsidiary (except for any Proprietary Asset that is licensed to the Company or a Subsidiary under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company or the Subsidiary, as the case may be.  The Company and each Subsidiary has good and valid title to all of its respective Company Proprietary Assets identified in Schedules 2.9(a)(i) and 2.9(a)(ii), free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or a Subsidiary, as the case may be, or (iii) as set forth on Schedule 2.9(a)(iv).  The Company and each Subsidiary has a valid right to use, license and otherwise exploit all of its respective Proprietary Assets identified in Schedules 2.9(a)(i) and 2.9(a)(ii).  Except as set forth in Schedule 2.9(a)(v), there is no Contract pursuant to which any Person other than the Company and the Subsidiaries has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

(b) The Company and each Subsidiary has taken reasonable measures and precautions to protect and maintain the confidentiality of its material Company Proprietary Assets.  To the Company’s and each Subsidiary’s Knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Asset.

(c) (i) All patents, trademarks, service marks and copyrights held by the Company or a Subsidiary are valid, enforceable and subsisting; (ii) to the Company’s and each Subsidiary’s Knowledge, none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts in any respect with any Proprietary Asset owned or used by any other Person; (iii) to the Company’s and each Subsidiary’s Knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset and (iv) in each case to the Company’s and each Subsidiary’s Knowledge, neither the Company nor any Subsidiary has taken any action that has infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and neither the Company nor any Subsidiary has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person.

(d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company and the Subsidiaries to conduct their businesses in the manner in which such businesses are being conducted.  Neither the Company nor any Subsidiary has (i) licensed any of the  Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

2.10 Contracts.

(a) Schedule 2.10(a) identifies:

(i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor which involves payment obligations of Two Hundred Thousand Dollars ($200,000) or more per year;

(ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset which involves payment obligations of Two Hundred Thousand Dollars ($200,000) or more per year;

(iii) each Company Contract imposing any restriction on the Company’s or any Subsidiary’s right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

(iv) each Company Contract creating an agency relationship, distribution arrangement or franchise relationship;

(v) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company or any Subsidiary;

(vi) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, or any indemnity surety arrangement;

(vii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(viii) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

(ix) each Company Contract constituting a Government Contract;

(x) any other Company Contract that was entered into outside the ordinary course of business; and

(xi) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate, or (B) the performance of services having a value in excess of Two Hundred Thousand Dollars ($200,000).

The Company Contracts in the respective categories described in this Section 2.10(a) are referred to in this Agreement as the “Material Contracts.”

(b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts, including all amendments thereto.  Each Material Contract is valid and in full force and effect, and, to the Company’s and each Subsidiary’s Knowledge, is enforceable by the Company, or if applicable Subsidiary, in accordance with its terms.

(c) Except as set forth in Schedule 2.10(c):

(i) neither the Company nor any Subsidiary has violated or breached, or committed any default (excluding a technical default) under, any Material Contract, and, to the Company’s and each Subsidiary’s Knowledge, no other Person has violated or breached, or committed any material default under, any Material Contract;

(ii) to the Company’s and each Subsidiary’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify in any material respect any Material Contract; and

(iii) neither the Company nor any Subsidiary has waived any material rights under any Material Contract.

(d) Except as set forth in Schedule 2.10(d), no Person is currently renegotiating any material amount paid or payable to the Company or any Subsidiary under any Material Contract or any other material term or provision of any Material Contract.

(e) The Material Contracts collectively constitute all of the Contracts necessary to enable the Company and the Subsidiaries to conduct their respective businesses in substantially the manner  in which such businesses are currently being conducted.

2.11 Liabilities.  Neither the Company nor the Subsidiaries have accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) liabilities identified set forth in the Unaudited Interim Balance Sheet; (ii) accounts payable and accrued expenses that have been incurred by the Company since March 31, 2013 in the ordinary course of business and consistent with the Company’s past practices; and (iii) the liabilities identified in Schedule  2.11.

2.12 Compliance with Legal Requirements.  The Company and each Subsidiary is in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on them.  Except as set forth in Schedule 2.12, neither the Company nor any Subsidiary has received any written notice from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, that remains outstanding or otherwise unresolved.

2.13 Governmental Authorizations. Schedule 2.13 identifies each material Governmental Authorization held by the Company or a Subsidiary, and the Company has delivered to Parent accurate and complete copies of all such Governmental Authorizations.  The Governmental Authorizations identified in Schedule 2.13 are valid and in full force and effect, and collectively constitute all Governmental Authorizations required or necessary to enable each of the Company and the Subsidiaries to conduct their respective businesses substantially in the manner in which the business is currently being conducted.  Each of the Company and the Subsidiaries is in substantial compliance with the Governmental Authorizations identified in Schedule 2.13. Neither the Company nor any Subsidiary has received any written notice from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization identified in Schedule 2.13, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified in Schedule 2.13 that remains outstanding or otherwise unresolved.

2.14 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of the Company and the Subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (collectively, the “Company Returns”) (i) have been filed on or before the applicable due date (including any extensions of such due date), and (ii) have been accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements.  All amounts shown on the Company Returns to be due on or before the Closing Date have been paid.  The Company has delivered to Parent accurate and complete copies of all Tax Returns of the Company and the Subsidiaries listed on Schedule 2.14(a) and filed since December 31, 2006.

(b) Except as set forth in Schedule 2.14(b), there have been no examinations or audits of any Company Return.  Except as set forth in Schedule 2.14(b),  no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company, a Subsidiary or any other Person), and no such extension or waiver has been requested from the Company or a Subsidiary.

(c) Except as set forth in Schedule 2.14(c), no claim or Legal Proceeding is pending or, to the Company’s and each Subsidiary’s Knowledge, has been threatened against or with respect to the Company or a Subsidiary in respect of any Tax.  There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Subsidiary with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or such Subsidiary and with respect to which adequate reserves for payment have been established).  There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.  Neither the Company nor any Subsidiary has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.  The Company and the Subsidiaries have not been, and the Company and the Subsidiaries will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(d) There is no Contract covering any employee or independent contractor or former employee or independent contractor of the Company or a Subsidiary that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.  Neither the Company nor any Subsidiary is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

(e) The SkyMall Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP.

(f) The Conversions were effected whereby corporations not treated as separate corporations under Section 1361(b)(3)(A) of the Code were converted into entities each disregarded as an entity separate from its owner under Reg. 1.7701-3 promulgated pursuant to the Code.  The Conversions did not result in the assessment of, or obligation to pay, any federal Tax against, or from, the Company or any of the Subsidiaries.

2.15   Employee and Labor Matters; Benefit Plans.

(a) Schedule 2.15(a) identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the “Plans”) sponsored, maintained, contributed to or required to be contributed to by the Company or a Subsidiary for the benefit of any employee of the Company or such Subsidiary (“Employee”), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate.  Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

(b) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

(c) Except as set forth in Schedule 2.15(c), neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company or a Subsidiary (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(d) Schedule 2.15(d) contains a list of all salaried employees of the Company and the Subsidiaries as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions.  Neither the Company nor any Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees.  All of the Company’s and the Subsidiaries’ employees are “at will” employees.

(e) The Company and each Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

(f) Schedule 2.15(f) identifies each consultant or independent contractor who provides services (whether part-time or full-time, regularly or semi-regularly) to the Company or a Subsidiary in any capacity other than as an employee thereof.

2.16 Environmental Matters.  The Company and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any Subsidiary has received any written notice from a Governmental Body that alleges that they are not in compliance with any Environmental Law that has not been resolved.  All Governmental Authorizations currently held by the Company and the Subsidiaries pursuant to Environmental Laws are identified in Schedule 2.16. For purposes of this Section 2.16: (i) “Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) “Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law.

2.17 Insurance.  Schedule 2.17 identifies all insurance policies maintained by the Company or any Subsidiary and identifies any material claims pending thereunder, and the Company has delivered to Parent accurate and complete copies of such insurance policies.  Each of the insurance policies is in full force and effect and neither the Company nor any Subsidiary has received any written notice regarding any (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.18 Related Party Transactions.  Except as set forth in Schedule 2.18:  (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or the Subsidiaries; (b) no Related Party is indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company or any Subsidiary; (d) no Related Party is competing, directly or indirectly, with the Company or any Subsidiary; and (e) no Related Party has any claim or right against the Company or any Subsidiary (other than rights to receive compensation for services performed as an Employee.  For purposes of this Section 2.18, each of the following shall be deemed to be a “Related Party”:  (i) each individual who is an officer of the Company or any Subsidiary; (ii)  each member of the immediate family of each of such officer; and (iii) any trust or other Entity (other than the Company and a Subsidiary) in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

2.19 Legal Proceedings; Orders.

(a) Except as set forth in Schedule 2.19(a), there is no pending Legal Proceeding, and to the Company’s and each Subsidiary’s Knowledge no Person has threatened in writing to commence any Legal Proceeding:  (i) that involves the Company, or any Subsidiary or any of their respective assets or any Person whose liability the Company or a Subsidiary has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

(b) There is no order, writ, injunction, judgment or decree to which the Company, any Subsidiary or any of their assets is subject.

(c) To the Company’s and each Subsidiary’s Knowledge, no officer or other employee of the Company or any Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company’s and the Subsidiary’s respective businesses.

(d) To the Company’s and each Subsidiary’s Knowledge, except as set forth in Schedule 2.19(d), no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

2.20 Authority; Binding Nature of Agreement. Each of the Company and the Stockholder Representative has the power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company and the Stockholder Representative of this Agreement have been duly authorized by all necessary action on the part of the Company and the Stockholder Representative, respectively.  This Agreement and the Merger have been unanimously approved by the board of directors of the Company and the Stockholders. This Agreement constitutes a legal, valid and binding obligation of each of the Company and the Stockholder Representative, enforceable against each of the Company and the Stockholder Representative in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.21 Non-Contravention; Consents.  Except as set forth in Schedule 2.21, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company’s Certificate of Incorporation or Bylaws, or the Stockholder Representative’s Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Stockholders or the Company’s board of directors;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned or used by the Company;

(d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

(e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company, except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

Except as set forth in Schedule 2.21, the Company is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

2.22 No Brokers' Fees.  Neither the Company nor the Stockholder Representative have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Parent, Merger Sub or the Company could become liable or obligated.

2.23 No Other Representations.  Except for the representations and warranties of the Company contained in this Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representations or warranties in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any such representations or warranties on behalf of the Company.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Contemporaneously with the execution and delivery of this Agreement, Parent shall deliver to the Company disclosure schedules numbered according to the relevant sections in this Agreement (the “Parent Disclosure Schedules”).  Any exception or qualification set forth in the Parent Disclosure Schedules with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations, warranties and covenants contained in this Agreement as and to the extent the content of such disclosure makes its applicability to such other representations, warranties and covenants reasonably apparent.  Subject to the exceptions and qualifications set forth in the Parent Disclosure Schedules, Parent hereby represents and warrants to the Company as follows:

3.1 Due Organization.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Nevada and Delaware, respectively.

3.2 Requisite Power and Authority. Parent and Merger Sub each have all necessary power and authority (a) to conduct their business in the manner in which their business is currently being conducted; (b) to own and use their assets in the manner in which their assets are currently owned and used; and (c) to perform their obligations under this Agreement.  The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company.  This Agreement and the Merger have been unanimously approved by the board of directors of Parent and Merger Sub, which is the only approval required.  For the avoidance of doubt, no approval of the stockholders of Parent is required to approve this Agreement, the Merger or the other transactions contemplated hereby.  This Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.3 Non-Contravention; Consents.  Except as set forth in Schedule 3.3, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent’s or Merger Sub’s Articles of Incorporation or Certificate of Incorporation, as applicable, or Bylaws, or (ii) any resolution adopted by Parent’s stockholders or Parent’s or Merger Sub’s board of directors;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to Parent’s or Merger Sub’s business or to any of the assets owned or used by them;

(d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any material Contract, (ii) accelerate the maturity or performance of any material Contract, or (iii) cancel, terminate or modify any material Contract, in each case to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound; or

(e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub, except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger Sub.

Except as set forth in Schedule 3.3, neither Parent nor Merger Sub is required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

3.4 Parent Common Stock.  The entire authorized capital stock of Parent consists of four hundred and eighty million (480,000,000) shares of Common Stock, $.0001 par value per share, of which sixty-seven million four hundred thirty-nine thousand two hundred and ninety-eight (67,439,298) were issued and outstanding as of March 25, 2013, and eighty million (80,000,000) shares of Preferred Stock, $.0001 par value per share, none of which are issued or outstanding.  All outstanding shares of Parent Common Stock are validly issued, fully paid, non-assessable and not subject to any preemptive rights, or to any agreement to which Parent is a party or by which Parent may be bound that would conflict with the obligations of Parent under this Agreement or the transactions contemplated hereby.  Parent has outstanding registration rights commitments set forth on Schedule 3.4.  The shares of Parent Common Stock to be issued pursuant to the terms of this Agreement are validly authorized and reserved for issuance and, when such shares of Parent Common Stock have been duly delivered pursuant to the terms of this Agreement, will be fully paid and non-assessable and issued in compliance with all applicable securities laws and other applicable Legal Requirements, and will not have been issued in violation of any preemptive or similar right of any stockholder of Parent or other Person.  The shares of Parent Common Stock issued in the Merger shall have the right to be voted in the election of directors of Parent.

3.5 Filings with the SEC.  Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time for filing (and has filed any such SEC Reports prior to the expiration of any such extension). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  To Parent’s Knowledge, none of the SEC Reports is the subject of any ongoing review or investigation by the SEC or any Governmental Body.  There are no unresolved SEC comments with respect to any of such SEC Reports. The financial statements of Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.6 Financial Statements.  The financial statements of Parent and its subsidiaries included (or incorporated by reference) in the SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, change in stockholders’ equity and consolidated financial position of Parent and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of their unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP throughout the periods covered, except in each case, as indicated in such statements or in the notes thereto (and except that unaudited financial statements do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

3.7 Absence of Certain Changes. Since December 31, 2012, except as set forth in Schedule 3.7, there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent;

(b) any split, combination or reclassification of any capital stock of Parent or any issuance or the authorization of any issuance of any securities of Parent;

(c) any amendment of any material term of any outstanding security of Parent; or

(d) any contract, agreement, arrangement or understanding by Parent to do any of the things described in the preceding clauses (a) through (c).

In addition, except as disclosed in the SEC Reports or on Schedule 3.7: (i) since December 31, 2012, no event or events have occurred or condition or conditions have existed that have had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the operations, business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole; and (ii) since December 31, 2012 through and including the date of this Agreement, Parent and its subsidiaries have generally carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

3.8 Legal Proceedings; Orders; Permits.

(a) Except as set forth in Schedule 3.8 of the Parent Disclosure Schedules, there is no pending Legal Proceeding, and to Parent’s Knowledge no Person has threatened in writing to commence any Legal Proceeding:  (i) that involves Parent, any of its subsidiaries, Merger Sub or any of their respective assets or any Person whose liability Parent, such subsidiary or Merger Sub has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To Parent’s Knowledge, except as set forth in Schedule 3.8, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which Parent, any of its subsidiaries or Merger Sub or any of their assets is subject.

(c) Parent and each of its subsidiaries hold all material permits, licenses, franchises and authorizations necessary for the lawful conduct of their respective businesses, and are in compliance in all material respects with all Legal Requirements.

3.9 No Brokers' Fees. Except as set forth in Schedule 3.9, neither Parent nor Merger Sub have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.10 Operations; Capitalization of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has no employees and has conducted its operations only as contemplated hereby.  The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, $.01 par value per share, of which one hundred (100) shares are issued and outstanding.  All such outstanding shares are owned by Parent and are validly issued, fully paid and non-assessable.

3.11 Proprietary Assets.

(a) Parent or an Affiliate has good and valid title to all of its respective Proprietary Assets, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Affiliate, or (iii) as set forth on Schedule 3.11(a) of the Parent Disclosure Schedules.  Parent or an Affiliate has a valid right to use, license and otherwise exploit all of its material Proprietary Assets.  Except as set forth in Schedule 3.11(a) of Parent Disclosure Schedules, there is no Contract pursuant to which any Person other than Parent or an Affiliate has any right (whether or not currently exercisable) to use, license or otherwise exploit any material Proprietary Asset.

(b) Parent and its Affiliates have taken reasonable measures and precautions to protect and maintain the confidentiality of their respective Proprietary Assets.  To Parent’s Knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Proprietary Asset.

(c) (i) All patents, trademarks, service marks and copyrights that are material to the business and held by Parent or an Affiliate are valid, enforceable and subsisting; (ii) to Parent’s Knowledge, none of the Proprietary Assets and no Proprietary Asset that is currently being developed by Parent or an Affiliate (either by itself or with any other Person) infringes, misappropriates or conflicts in any material respect with any Proprietary Asset owned or used by any other Person; (iii) to Parent’s Knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset that is material to Parent’s or any Affiliate’s business and (iv) in each case to Parent’s Knowledge, neither Parent nor any Affiliate has infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and neither Parent nor any Affiliate has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person.

3.12 Liabilities.  Neither Parent nor any Affiliate has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) liabilities identified set forth in the Parent Financial Statements; (ii) accounts payable and accrued expenses that have been incurred by Parent since March 31, 2013 in the ordinary course of business and consistent with Parent’s past practices; and (iii) the liabilities identified in Schedule  3.12 of the Parent Disclosure Schedules.

3.13 Compliance with Legal Requirements.  Parent is in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on it.  Except as set forth in Schedule 3.13 of the Parent Disclosure Schedules, Parent has not received any written notice from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, that remains outstanding or otherwise unresolved.

3.14 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (collectively, the “Parent Returns”) (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements.  All amounts shown on the Parent Returns to be due on or before the Closing Date have been paid.

(b) Except as set forth in Schedule 3.14(b) of the Parent Disclosure Schedules, there have been no examinations or audits of any Parent Return.  Except as set forth in Schedule 3.14(b) of the Parent Disclosure Schedules, no extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

(c) Except as set forth in Schedule 3.14(c) of the Parent Disclosure Schedules, no claim or Legal Proceeding is pending or, to Parent’s Knowledge, has been threatened against or with respect to Parent in respect of any Tax.  There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established).  There are no liens for Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable.  Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.  Parent has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(d) There is no Contract covering any employee or independent contractor or former employee or independent contractor of Parent that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.  Parent is not a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

3.15 Government Approvals.  Except for (a) the filing with the SEC of the filings required hereunder, and compliance with other applicable requirements of the Securities Act and the Exchange Act, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (c) filings required under and in compliance with other Legal Requirements, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby.

SECTION 4.	CLOSING DELIVERIES AND NEW LOAN.

4.1 Closing Deliveries.

(a) By Parent.  At the Closing, Parent shall deliver or cause to be delivered to the Company and the Stockholder Representative the following, each of which shall be in full force and effect:

(i) certified resolutions of the board of directors of each of Parent and Merger Sub authorizing the Merger, approving this Agreement and, by the Parent board of directors, the issuance of the Aggregate Merger Consideration;

(ii) evidence of book entry notations in the records of the transfer agent in the names of each Stockholder evidencing such Stockholder’s Pro Rata Merger Consideration;

(iii) all Consents required to be obtained by Parent in connection with the Merger and the other transactions contemplated by this Agreement;

(iv) a good standing certificate for Parent and a long form good standing certificate for Merger Sub and SpyFire Interactive, LLC as issued by the Secretary of State, or other appropriate agency, of the state of Parent’s or such subsidiary’s domicile, each dated within ten (10) days prior to the Closing Date;

(v) certified resolutions of the board of directors of Parent appointing Kevin Weiss as chief executive officer and as a director of Parent as of the Effective Time;

(vi) an Officer’s Certificate of Parent in form reasonably acceptable to the Stockholder Representative;

(vii) an Officer’s Certificate of Merger Sub in form reasonably acceptable to the Stockholder Representative;

(viii) a counterpart of the Escrow Agreement;

(ix) a counterpart of the Registration Rights Agreement;

(x) the Voting Agreement; and

(xi) such documents as are reasonably required by the Lender in connection with the contemporaneous closing of the New Loan.

(b) By the Company.  At the Closing, the Company shall deliver or cause to be delivered to Parent the following, each of which shall be in full force and effect:

(i) certified resolutions of the board of directors of the Company authorizing the Merger and of the Company and the Stockholder Representative approving this Agreement;

(ii) an Investment Letter from each Stockholder in the form attached hereto as Exhibit C;

(iii) all Consents required to be obtained by the Company in connection with the Merger and the other transactions contemplated by this Agreement;

(iv) a long form good standing certificate for the Company and each Subsidiary as issued by the Secretary of State, or other appropriate agency, of the state of the Company’s or such Subsidiary’s domicile, each dated within ten (10) days prior to the Closing Date;

(v) the resignations of the directors of the Company and the Subsidiaries and of those officers whose resignations are requested by Parent;

(vi) an Officer’s Certificate of the Company in form reasonably acceptable to Parent;

(vii) an Officer’s Certificate of the Stockholder Representative in form reasonably acceptable to Parent;

(viii) a counterpart of the Escrow Agreement;

(ix) a counterpart of the Registration Rights Agreement; and

(x) such documents as are reasonably required by the Lender in connection with the contemporaneous closing of the New Loan.

4.2 New Loan.  Concurrently with the Closing, the Company’s existing secured loan shall be refinanced by a new loan on the terms described in Exhibit B (the “New Loan”).

SECTION 5.	POST-CLOSING COVENANTS

5.1 Continuing Indemnification; Insurance Policy.  Parent and Merger Sub agree that all rights to indemnification (including advancement of expenses) existing on the date of this Agreement in favor of the present or former officers and directors of the Company and the Subsidiaries with respect to actions taken in connection with the Company or any Subsidiary prior to Closing as provided in the Company’s and the Subsidiaries’ Certificate or Articles of Incorporation and Bylaws, or Certificate of Formation and Operating Agreement shall survive the Closing and continue in full force and effect for a period of six years following the Closing.  Parent shall maintain in effect, or shall cause the Surviving Corporation to maintain in effect, a directors’ and officers’ liability insurance policy covering those persons who are covered by the Company’s directors’ and officers’ liability insurance policy immediately prior to the Closing with coverage in amount and scope at least as favorable as the Company’s existing coverage; provided, however, that this Section 5.1 shall be deemed to have been satisfied if a prepaid policy has been obtained by Parent or the Surviving Corporation which provides such persons with the coverage described in this Section 5.1 for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.  Parent shall bear all costs and expenses associated with the policy required to be purchased and maintained pursuant to this Section 5.1 unless the aggregate annual cost thereof exceeds 300% of the annual cost thereof to the Company immediately prior to the Closing, in which case Parent shall acquire the maximum amount of coverage that can be obtained for a premium not to exceed such 300% amount.  The Company, the Subsidiaries and their present and former officers and directors are hereby expressly made intended third party beneficiaries of this Section 5.1, and this Section 5.1 may be enforced by all or any of them without joinder of any other Person.

5.2 Registration of Parent Common Stock.  Parent and the Stockholders shall execute and deliver the Registration Rights Agreement set forth in Exhibit D providing for the registration rights granted to the Stockholders with respect to the shares of Parent Common Stock issued as Aggregate Merger Consideration.

5.3 Public Announcements.  Parent and the Stockholder Representative will each have the right to review and consent to any press release or other public statement issued regarding the Merger and the other transactions contemplated by this Agreement, provided that nothing herein shall be deemed to prohibit Parent from making any public disclosure Parent reasonably believes is required under applicable securities laws.

5.4 Form8-K. As promptly as practicable after the Closing Date, (a) Parent and the Stockholder Representative shall cooperate and work together in good faith to prepare one or more current reports on Form 8-K under the Exchange Act (the “Form 8-K”) as required by the SEC for disclosure of the transactions contemplated hereby, such Form 8-Ks to be filed by Parent with the SEC, from time to time, as required by Legal Requirements.  The Stockholder Representative shall furnish all information concerning the Company as Parent may reasonably request in connection with the preparation of the Form 8-Ks.  The Stockholder Representative represents and warrants that the information supplied about the Company and its Subsidiaries for inclusion in any Form 8-K shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.5 Representative on Parent Board. Following the Closing Date, the Stockholders, by majority vote in accordance with the shares of Parent Common Stock held by them, shall have the continuing right to nominate to Parent’s board of directors (the “Parent Board”) a nominee (“Parent Board Nominee”) to be appointed to the Parent Board by the Parent Board under the authority granted to the Parent Board under Parent’s Bylaws.  Once appointed to the Parent Board, as long as such nominee continues to meet any qualification standards established and disclosed by the Parent Board, and as long as the Stockholders continue to collectively hold, directly or indirectly, at least ten percent (10%) of the outstanding Parent Common Stock, such nominee shall be included as a Parent nominee to the Parent Board on each slate of nominees submitted to Parent’s stockholders at any annual or special meeting at which directors are to be elected.  At the Closing, Parent will cause to be delivered the Voting Agreement in the form attached hereto as Exhibit E.

5.6 Tax Free Reorganization.  From and after the Closing Date, Parent shall not take, nor cause the Company or any Affiliate of Parent to take, any actions that would cause the Merger not to be a tax free reorganization under Section 368 of the Code.

5.7 Tax Matters

(a) Parent shall prepare and timely file (taking into account extensions granted), or cause to be prepared and timely filed, any Tax Returns (other than income and franchise Tax Returns) for the Company and the Subsidiaries for any period that ends on or prior to the Closing Date that are required to be filed after the Closing Date.  All such Tax Returns shall be prepared in a manner consistent with the Tax Returns of the Company and the Subsidiaries for preceding Tax periods, unless a different treatment is required by Legal Requirements.  The Stockholder Representative shall prepare, submit to Parent for signature by an officer of the Surviving Corporation, and timely file (taking into account extensions granted), or cause to be prepared and timely filed, any income and franchise Tax Returns for the Company and the Subsidiaries for any period that ends on or prior to the Closing Date that are required to be filed after the Closing Date.  Parent shall ensure that an officer of the Surviving Corporation shall sign any such income or franchise Tax Returns prepared by or on behalf of the Stockholder Representative.  The Stockholder Representative and Parent shall provide each other with any information reasonably necessary to prepare and file complete and accurate Tax Returns.

(b) Any refunds or credits of income Taxes that are paid or credited in respect of any period ending on or prior to the Closing Date shall be for the account of the Stockholders and Parent shall pay the amount of any such refunds or credits that it receives to the Stockholders as soon as reasonably practicable following the receipt thereof.  Any refund or credits of Taxes not described in the preceding sentence shall be for the account of Parent.

(c) The Stockholder Representative, on behalf of the Stockholders, shall have the right to exercise control over the contest and/or settlement of any issue raised in any Tax proceeding that relates to any income or franchise Taxes for any period that ends on or prior to the Closing Date; provided, however, that (i) Parent shall be entitled to participate in any such Tax proceeding and the Stockholder Representative shall keep Parent informed of all material developments with respect thereto, and (ii) the Stockholder Representative may not settle or compromise any issue that could affect the liability for Taxes of Parent, the Surviving Corporation or the Subsidiaries for any period following the Closing Date without the prior written consent of Parent, which such consent shall not be unreasonably withheld, conditioned or delayed.  Parent shall cooperate with the Stockholder Representative, as the Stockholder Representative may reasonably request, in any such Tax proceeding.

SECTION 6.	INDEMNIFICATION

6.1 Survival of Representations, Etc.

(a) (i)           The representations and warranties made by the Company in this Agreement (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date (the “Indemnification Completion Date”) any Parent Indemnitee (acting in good faith) delivers to the Stockholder Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Parent Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing Date until such time as such claim is fully and finally resolved (such final time hereinafter referred to as the “Stockholder Indemnification Completion Date”).

(ii) The representations and warranties made by Parent and the Merger Sub in this Agreement (including the representations and warranties set forth in Section 3) shall survive the Closing and shall expire on the Indemnification Completion Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date any Stockholder Indemnitee (acting in good faith) delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent and the Merger Sub (and setting forth in reasonable detail the basis for such Stockholder Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing Date until such time as such claim is fully and finally resolved (such final time hereinafter referred to as the “Parent Indemnification Completion Date”).

6.2 Stockholder Indemnification.

(a) Indemnification.  From and after the Closing Date (but subject to Sections 6.1(a) and 6.2(c) and (d)), the Stockholder Representative, by and on behalf of the Stockholders, agrees to hold harmless and indemnify each Parent Indemnitee from and against, and shall compensate, reimburse and pay for, any Damages which are directly or indirectly suffered or incurred by any Parent Indemnitee or to which any Parent Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Company as of the Closing Date that is set forth in this Agreement (after giving effect to the Disclosure Schedules); (ii) any breach of any covenant or obligation of the Company in this Agreement; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses (i) or (ii) of this Section 6.2(a) (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 6.2(a)).

(b) Surviving Corporation Damages. In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation by or of the Company, then (without limiting any of the rights of the Surviving Corporation as a Parent Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach; provided, however, that there is no duplication or doubling of Damages for which indemnification is provided under this Section 6.2.

(c) Threshold.  No Parent Indemnitee shall be entitled to indemnification pursuant to Sections 6.2(a) or (b) or otherwise for any inaccuracy in or breach of any of the Company’s representations and warranties set forth in this Agreement (after giving effect to the Disclosure Schedules) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Parent Indemnitees, or to which any one or more of the Parent Indemnitees has or have otherwise become subject, exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (the “Threshold”), and once the total amount of such Damages exceeds the Threshold, then any Parent Indemnitee that has suffered or incurred any Damages shall be entitled to be indemnified against and compensated, reimbursed and paid for only those Damages that exceed the Threshold.

(d) Limit on Damages.  The aggregate amount of all Damages for which the Stockholder Representative shall be liable under this Section 6.2 shall not exceed the amount determined by multiplying the Stockholder Escrow Shares comprising the Stockholder Escrow Fund by the last reported sale price of the Parent Common Stock on the Business Day immediately prior to the Closing Date  Notwithstanding the foregoing, the cap for Damages suffered by any Parent Indemnitee as a result of or related to a claim for fraud, or willful or tortious misrepresentation, or for any claim for breach of the Company Excepted Warranties, shall be the amount determined by multiplying the Aggregate Merger Consideration by the last reported sale price of the Parent Common Stock on the Business Day immediately prior to the Closing Date  As used herein, the “Company Excepted Warranties” means (i) the first sentence of Section 2.1(e), (ii) the first sentence of Section 2.1(f), (iii) the first sentence of Section 2.1(g), (iv) Section 2.1(h), (v) Section 2.3, (vi) Section 2.14, (vii) Section 2.20 and (viii) Section 2.21(a).

(e) No Contribution.  The Stockholder Representative shall not have, exercise or assert (or attempt to exercise or assert) any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which the Stockholder Representative may become subject under or in connection with this Agreement.

(f) Defense of Third Party Claims.  In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Parent Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 6.2, Parent shall give the Stockholder Representative written notice of the commencement of any such Legal Proceeding against a Parent Indemnitee within fifteen (15) days after such commencement.  The Stockholder Representative shall have the right to defend such claim or Legal Proceeding.  If the Stockholder Representative does not elect to proceed with the defense of any such claim or Legal Proceeding, Parent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Stockholder Representative and at the Stockholder Representative’s expense; provided, however, that Parent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of the Stockholder Representative (which consent may not be unreasonably withheld).  For any such claim or Legal Proceeding:

(i) all expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid as incurred by the Stockholder Representative; and

(ii) the Stockholder Representative shall have the right to settle, adjust or compromise such claim or Legal Proceeding without the consent of the Parent Indemnitee as long as any such settlement, adjustment or compromise does not include an admission of liability by any Parent Indemnitee or the payment of any consideration by a Parent Indemnitee.  Any such settlement, adjustment or compromise not meeting the foregoing will require the Parent Indemnitee’s consent; provided, however, that such consent shall not be unreasonably withheld.

Any Parent Indemnitee may participate in any Legal Proceeding at its own expense.

6.3 Parent Indemnification.

(a) Indemnification.  From and after the Closing Date (but subject to Sections 6.1(a) and 6.3(b) and (c)), Parent agrees to hold harmless and indemnify each Stockholder Indemnitee from and against, and shall compensate, reimburse and pay for, any Damages which are directly or indirectly suffered or incurred by any Stockholder Indemnitee or to which any Stockholder Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by Parent or the Merger Sub as of the Closing Date that is set forth in this Agreement (after giving effect to the Parent Disclosure Schedules); (ii) any breach of any covenant or obligation of Parent; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses (i) or (ii) of this Section 6.3(a) (including any Legal Proceeding commenced by any Stockholder Indemnitee for the purpose of enforcing any of its rights under this Section 6.3(a)).

(b) Threshold.  No Stockholder Indemnitee shall be entitled to indemnification pursuant to Section 6.2(a) for any inaccuracy in or breach of any of Parent’s or Merger Sub’s representations and warranties set forth in this Agreement (after giving effect to the Parent Disclosure Schedules) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been  suffered or incurred by any one or more of the Stockholder Indemnitees, or to which any one or more of the Stockholder Indemnitees has or have otherwise become subject, exceeds the Threshold in the aggregate, and once the total amount of such Damages exceeds the Threshold, then any Stockholder Indemnitee that has suffered or incurred any Damages shall be entitled to be indemnified against and compensated, reimbursed and paid for only those Damages that exceed the Threshold.

(c) Limit on Damages.  The aggregate amount of all Damages for which Parent shall be liable under this Section 6.3 shall not exceed the number of Parent Indemnification Shares (as defined below in Section 6.4) as their value may be from time to time as contemplated below in Section 6.5(e)(ii).  Notwithstanding the foregoing, Parent shall be liable for all Damages suffered by any Stockholder Indemnitee as a result of or related to a claim for fraud, or willful or tortious misrepresentation, and for any claim for breach of the representations and warranties set forth in Section 3.2, Section 3.3(a), the last two sentences of Section 3.4, Section 3.9 and Section 3.14 (the “Parent Excepted Warranties”).

(d) Defense of Third Party Claims.  In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against a Stockholder or against any other Person) with respect to which any of the Stockholder Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 6.3, the Stockholder Representative shall give Parent written notice of the commencement of any such Legal Proceeding against a Stockholder Indemnitee within fifteen (15) days following such commencement.  Parent shall have the right to defend such claim or Legal Proceeding.  If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholder Representative may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent, and at Parent’s expense; provided, however, that the Stockholder Representative may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).  For any such claim or Legal Proceeding:

(i) all expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid as incurred by Parent; and

(ii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding without the consent of the Stockholder Indemnitee as long as any such settlement, adjustment or compromise does not include an admission of liability by any Stockholder Indemnitee or the payment of any consideration by a Stockholder Indemnitee.  Any such settlement, adjustment or compromise not meeting the foregoing will require the Stockholder Indemnitee’s consent; provided, however, that such consent shall not be unreasonably withheld.

Any Stockholder Indemnitee may participate in any Legal Proceeding at its own expense.

6.4 Stockholder Escrow Arrangements.

(a)           Stockholder Escrow Fund.  As security for the indemnity provided for in Section 6.2 and pursuant to the terms of the form of escrow agreement attached hereto as Exhibit F ( the “Escrow Agreement”), at the Closing, Parent shall deposit with the Escrow Agent five million (5,000,000) Merger Shares otherwise issuable to the Stockholders (the “Stockholder Escrow Shares”), which Merger Shares shall be allocated from the Stockholders as set forth on Schedule 1.5(a).  First American Stock Transfer, as Escrow Agent (the "Escrow Agent"), shall hold the Escrow Shares in an escrow fund (the "Stockholder Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement.

(b)           Stockholder Escrow Period.  Subject to the terms of the Escrow Agreement, the Stockholder Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 11:59 p.m., Arizona time on the Stockholder Expiration Date, which shall be the Indemnification Completion Date (the "Stockholder Escrow Period").

(c)           Protection of Escrow Fund.

(i)           The Escrow Agent shall hold and safeguard the Stockholder Escrow Fund during the Stockholder Escrow Period, shall treat such fund as a trust fund in accordance with the terms of the Escrow Agreement and not as the property of Parent and shall hold and dispose of the Stockholder Escrow Fund only in accordance with the terms of the Escrow Agreement.

(ii)           Any Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend or recapitalization of Parent) ("New Stockholder Shares") in respect of Stockholder Escrow Shares in the Stockholder Escrow Fund which have not been released from the Stockholder Escrow Fund shall be added to the Stockholder Escrow Fund and become a part thereof.  New Stockholder Shares issued in respect of shares of Stockholder Escrow Shares which have been released from the Stockholder Escrow Fund shall not be added to the Stockholder Escrow Fund but shall be distributed to the record holders thereof.  Cash dividends on Parent Common Stock shall not be added to the Stockholder Escrow Fund but shall be distributed to the record holders thereof.

(iii)           The record holders of the Stockholder Escrow Shares shall have their respective voting rights with respect to Stockholder Escrow Shares or any New Stockholder Shares added to the Stockholder Escrow Fund.

(d)           Satisfaction of Losses.

(i)           Distributions Related to Escrow Shares. The Stockholder Escrow Shares shall be used to satisfy pursuant to Section 6.2 any Damages of any Parent Indemnitee for which a Parent Indemnitee delivers an indemnification notice under Section 6.2 during the Stockholder Escrow Period and for which it is finally determined (by joint written instructions of Parent and the Stockholder Representative given to the Escrow Agent or by a Final Arbitration Award given to the Escrow Agent) that indemnification is required under this Agreement.  Upon the conclusion of the Stockholder Escrow Period, Escrow Agent shall promptly deliver to the Stockholder Representative, an amount equal to (A) the Stockholder Escrow Shares, minus (B) any and all amounts satisfied by set-off of the Stockholder Escrow Shares for satisfaction of Damages pursuant to Section 6.2, minus (C) if any indemnification claim for Damages of any Parent Indemnitee contained in any indemnification notice delivered pursuant to this Section 6.4(d) prior to the conclusion of the Stockholder Escrow Period is not finally resolved, an amount equal to Parent’s good faith estimate of the cumulative amount of all Damages disputed in any such claims as of such time (the “Pending Claim StockholderEscrow Amount”). The Pending Claim Stockholder Escrow Amount shall remain in escrow until the dispute is finally resolved.  If it is finally determined (by joint written instructions of Parent and the Stockholder Representative given to the Escrow Agent or by a Final Arbitration Award given to the Escrow Agent) pursuant to this Section 6 that no Parent Indemnitee is entitled to any portion of the Pending Claim Stockholder Escrow Amount or any portion of the Pending Claim Stockholder Escrow Amount is not used to set-off against any such pending claims (the “Pending Claim StockholderEscrow Excess”), the Escrow Agent shall promptly deliver the Pending Claim Stockholder Escrow Excess to the Stockholder Representative.

(ii)           Satisfaction of Parent Indemnitees Damages; Set-Off of Stockholder Escrow Shares. Any indemnification obligation finally determined to be owed to the Parent Indemnitees shall be satisfied by set-off against the Stockholder Escrow Shares or the Pending Claim Stockholder Escrow Amount, as applicable, by reducing the Stockholder Escrow Shares or the Pending Claim Stockholder Escrow Amount, as applicable, on a dollar for dollar basis by the amount of such indemnification obligation, unless or until the Stockholder Escrow Shares, or Pending Claim Stockholder Escrow Amount, if applicable, have been reduced to zero, or all Damages have been satisfied in accordance with this Section 6.4; in such event any remaining Stockholder Escrow Shares shall be released to the Stockholder Representative as set forth in the Escrow Agreement.

The maximum indemnification obligation for which the Stockholder Escrow Amount has been established shall be the amount determined by multiplying the number of shares of Parent Common Stock comprising the Stockholder Escrow Fund by the last reported sale price of the Parent Common on the Business Day immediately prior to the Closing Date.  That maximum indemnification obligation shall reduce, following the Closing Date and until the Stockholder Indemnification Completion Date, on a dollar for dollar basis by the dollar amount of each Damages claim finally determined (by joint written instructions of Parent and the Stockholder Representative given to the Escrow Agent or by a Final Arbitration Award given to the Escrow Agent), until the remaining indemnification obligation is zero, or until all of the Stockholder Escrow Amount is released in accordance with the Escrow Agreement.  Until the Parent Common Stock is listed for trading on a national securities exchange or interdealer quotation system, the number of shares of Parent Common Stock to be issued for each Damages claim finally determined (by joint written instructions of Parent and the Stockholder Representative given to the Escrow Agent or by a Final Arbitration Award given to the Escrow Agent) (“Final Claim”) will be calculated by dividing the Final Claim by the weighted average sale price of the Parent Common Stock in all Parent Common Stock sale transactions (exclusive of stock option exercise transactions, restricted stock transactions or similar incentive compensation transactions) in the ten (10) Business Days immediately preceding the date of determination of the Final Claim under the Escrow Agreement.  Once the Parent Common Stock is listed for trading and trading on a national securities exchange or interdealer quotation system, the number of shares of Parent Common Stock to be issued for each Final Claim will be calculated by dividing the Final Claim by the average of the last sale price of the Parent Common Stock for each of the ten (10) Business Days immediately preceding the date of determination of the Final Claim under the Escrow Agreement.

6.5 Parent Indemnification Share Arrangements.

(a)           Parent Indemnification Shares.  As security for the indemnity provided for in Section 6.3, immediately following the Closing, Parent shall reserve for possible issuance to Stockholder Indemnitees five million (5,000,000) shares of Parent Common Stock (the “Parent Indemnification Shares”), the issuance of which, if any, will be governed by the terms set forth herein.

(b)           Parent Indemnification Period.  The reservation for issuance of the Parent Indemnification Shares required under this Section 6.5 shall be in existence immediately following the Effective Time and shall terminate at 11:59 p.m., Arizona time on the Parent Expiration Date, which shall be the Indemnification Completion Date (the "Parent Indemnification Period").

(c)           Reservation of Parent Indemnification Shares.  From and after the Effective Time, Parent represents, warrants, covenants and agrees:

(i)           That Parent Indemnification Shares that may be issued as required by this Section 6 will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and

(ii)           That during the Parent Indemnification Period, Parent will at all times have authorized, and reserved for the purpose of issue and delivery hereunder, a sufficient number of shares of Parent Common Stock as may be required hereby.

(d)           Adjustments.  In the event that Parent shall at any time subdivide or split its outstanding shares of Parent Common Stock into a greater number of shares, the number of Parent Indemnification Shares subject to issuance hereunder shall be proportionately increased.  In the event that the outstanding shares of Parent Common Stock shall be combined into a smaller number of shares, the number of Parent Indemnification Shares subject to issuance hereunder shall be proportionately decreased.  In the event that Parent shall at any time declare any dividend or distribution upon the Parent Common Stock payable in stock, the number of Parent Indemnification Shares subject to issuance hereunder shall be increased by the number (and the kind) of shares which would have been issued to the holder of the Parent Indemnification Shares if the same had been outstanding immediately prior to such dividend.  No cash dividends shall affect the number of Parent Indemnification Shares.

(e)           Satisfaction of Losses.

(i)           Distributions Related to Parent Indemnification Shares. The Parent Indemnification Shares shall be issued and used to satisfy pursuant to Section 6.3 any Damages of any Stockholder Indemnitee for which a Stockholder Indemnitee delivers an indemnification notice under Section 6.3 during the Parent Indemnification Period and for which it is finally determined (by joint written instructions of Parent and the Stockholder Representative or by a Final Arbitration Award) that indemnification is required under this Agreement.  Upon the conclusion of the Parent Indemnification Period, the number of Parent Indemnification Shares subject hereto shall be reduced to an amount equal to the lesser of (A)(1) the original number of Parent Indemnification Shares, minus (2) any and all amounts satisfied by set-off of the Parent Indemnification Shares for satisfaction of Damages pursuant to this Section 6, or (B) if any indemnification claim for Damages of any Stockholder Indemnitee contained in any indemnification notice delivered pursuant to Section 6.3 prior to the conclusion of the Parent Indemnification Period is not finally resolved, an amount equal to the Stockholder Representative’s good faith estimate of the cumulative amount of all Damages disputed in any such claims as of such time (the “Pending Claim ParentIndemnification Shares”). The Pending Claim Parent Indemnification Shares shall be reserved for issuance until the dispute is finally resolved.  If it is finally determined (by joint written instructions of Parent and the Stockholder Representative or by a Final Arbitration Award) pursuant to this Section 6 that no Stockholder Indemnitee is entitled to any portion of the Pending Claim Parent Indemnification Shares or any portion of the Pending Claim Parent Indemnification Shares is not used to set-off against any such pending claims, the number of shares required to be reserved, and subject to potential issuance, hereunder shall be decreased accordingly.

(ii)           Satisfaction of Stockholder Indemnitees Damages; Set-Off of Parent Indemnification Shares. Any indemnification obligations owed to the Stockholder Indemnitees shall be satisfied by issuance of the Parent Indemnification Shares or the Pending Claim Parent Indemnification Shares, as applicable, on a dollar for dollar basis equal to the amount of such indemnification obligations, unless or until the Parent Indemnification Shares, or Pending Claim Parent Indemnification Shares, if applicable, have been reduced to zero.

Until the Parent Common Stock is listed for trading on a national securities exchange or interdealer quotation system, the value of the Parent Indemnification Shares for all purposes under this Section 6, shall be calculated by dividing the indemnification obligation owed to a Stockholder Indemnitee by the weighted average sale price of the Parent Common Stock in all Parent Common Stock sale transactions (exclusive of stock option exercise transactions, restricted stock transactions or similar incentive compensation transactions) in the ten (10) Business Days immediately preceding the date of determination of the Parent’s indemnification obligation (by joint written instructions of Parent and the Stockholder Representative or by a Final Arbitration Award).  Once the Parent Common Stock is listed for trading and trading on a national securities exchange or interdealer quotation system, the number of shares of Parent Common Stock to be issued for each Parent indemnification obligation will be calculated by dividing the Parent indemnification obligation by the average of the last sale price of the Parent Common Stock for each of the ten (10) Business Days immediately preceding the date of determination of the Parent’s indemnification obligation (by joint written instructions of Parent and the Stockholder Representative or by a Final Arbitration Award).

6.6 Indemnification Completion Date.  No claims may be brought by any Indemnitee against the Indemnifying Party after the first anniversary of the Closing Date; provided, however, that any claims or Legal Proceedings for which indemnification is sought prior to the Indemnification Completion Date shall remain subject to such indemnification obligation until full resolution of the claim or Legal Proceeding.

6.7 Determination of Damages.  For purposes of this Agreement, any determination of Damages shall (a) be reduced (i) by any Tax benefits realized by the indemnified party (assuming a combined federal and state income Tax rate of forty percent (40%)), and (ii) by the amount of any insurance proceeds actually recovered by the indemnified party with respect to such Damages (after reasonable good faith efforts to recover thereon, including filing and diligent pursuit of a claim with the insurer); and (b) exclude all items specified in Section 6.8.  The calculation of Damages shall not include damages arising because of a change after Closing in Legal Requirements or accounting policies.  To the extent that a claim for indemnification by Parent hereunder relates to a liability incurred by the Company and there is an accrual on the Unaudited Interim Balance Sheet in respect of such liability, then the determination of Damages in respect of such claim shall be net of such accrual.

6.8 No Consequential Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT OR PROVIDED FOR UNDER ANY APPLICABLE LAW, NO PARTY SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PERSON, EITHER IN CONTRACT, TORT OR OTHERWISE, FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR SUCH OTHER PERSON, INCLUDING LOSS OF FUTURE REVENUE, INCOME OR PROFITS, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO THE BREACH OR ALLEGED BREACH HEREOF, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO THE OTHER PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH OTHER PARTY.

6.9 Exclusive Remedy.  From and after the Effective Time, except for the remedy of specific performance, and except in the case of fraud or a breach of the Company Excepted Warranties or the Parent Excepted Warranties, indemnification under this Section 6 shall be the sole and exclusive remedy for any claim or action related to or arising out of the transactions contemplated by this Agreement or the operations of the Company prior to the Closing, whether such claim or action is based on contract, tort or otherwise.  Parent, Merger Sub and the Company each hereby waive any provision of any Legal Requirement to the extent that it would limit or restrict the agreement contained in this Section 6.9.

6.10 Purchase Price Adjustment.  The issuance of any Stockholder Escrow Shares, Pending Claim Stockholder Excess Amount, Parent Indemnification Shares or Pending Claim Parent Indemnification Shares shall constitute a purchase price adjustment for tax purposes.

6.11 Arbitration Process.

If a dispute arises out of the indemnification process, the parties shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the dispute.  If the dispute is not resolved within thirty (30) days, the dispute will be submitted to binding arbitration administered by the American Arbitration Association under the Commercial Arbitration Rules then in effect.  The parties agree that any such controversy shall be submitted to one arbitrator mutually selected by the parties pursuant to the provisions of the American Arbitration Association Commercial Arbitration Rules.  In connection with the arbitration hearing, at least seventy-two (72) hours in advance of the arbitration hearing, each party shall prepare its best and final offer to settle the dispute in full (the “Final Offers”) and shall deliver its Final Offer to the other party and the arbitrator.  Upon the conclusion of the arbitration hearing, the arbitrator shall and must select the Final Offer proposed by one of the parties with respect to the dispute, without variation, and enter that as the arbitrator’s award.  The arbitrator’s award will be final and binding on the parties and is referred to herein as the “Final Arbitration Award”.  The parties agree that for purposes of this Section 6, the American Arbitration Association Commercial Arbitration Rules are modified such that the procedures set forth in the Federal Rules of Civil Procedure applicable in the State of Arizona will govern the arbitration.  The parties agree that any arbitration shall be held in Phoenix, Arizona, and all proceedings in the arbitration will be governed by the substantive laws of the State of Arizona.

SECTION 7.	MISCELLANEOUS PROVISIONS

7.1 Further Assurances.  Each Party shall execute and cause to be delivered to the other such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

7.2 Fees and Expenses.  Each Party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by them with respect to the other’s business (and the furnishing of information to the other and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided that SkyMall has paid, or will reimburse all of such fees, costs and expenses and all reorganization fees, costs and expenses incurred by or on behalf of the Company or the Stockholder Representative up to $250,000.00.

7.3 Attorneys’ Fees.  If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.4 Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery of the Party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Party to be notified at the address, or to the telefacsimile number, set forth below, or at such other address or telefacsimile number that such Party may designate by ten (10) days advance written notice to the other Parties hereto:

if to Parent or Merger Sub to: Xhibit Corp. 80 E. Rio Salado Parkway, Suite 115 Tempe, AZ 85281 Attn: Chief Executive Officer Facsimile: (480) 323-2619
with a copy to (which shall not constitute notice): Keller Rohrback PLC 3101 N. Central Avenue, Suite 1400 Phoenix, AZ 85012 Attn: Stephen R. Boatwright, Esq. Facsimile: (602) 248-2822
if to the Stockholder Representative: TNC Group, Inc. 2525 E. Camelback Road, Suite 850 Phoenix, AZ 85016 Attn: Tina Rhodes-Hall Facsimile: (602) 476-0625
with a copy to (which shall not constitute notice): Ballard Spahr LLP One East Washington Street, Suite 2300 Phoenix, AZ 85004 Attn: Karen C. McConnell Facsimile: (602) 798-5595
7.5 Time of the Essence.  Time is of the essence of this Agreement.

7.6 Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.7 Counterparts.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

7.8 Governing Law.  Except with respect to the effect of the Merger, which shall be governed by Delaware law, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Arizona (without giving effect to principles of conflicts of laws).

7.9 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns (if any).  Neither the Company nor Parent may assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person without the prior consent of the other, which may be granted or withheld in such party’s sole and absolute discretion.

7.10 Specific Performance.  The Parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) seek a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) seek an injunction restraining such breach or threatened breach.

7.11 Waiver.  No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.12 Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Company.

7.13 Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.14 Parties in Interest.  Except for the provisions of Sections 5.2 and 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties hereto and their respective successors and permitted assigns (if any).

7.15 Entire Agreement.  This Agreement and the other agreements referred to herein, including the Disclosure Schedules and the Parent Disclosure Schedules, set forth the entire understanding of the Parties hereto relating to the subject matter hereof and thereof, and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed by Parent and the Company on February 21, 2013, as amended, shall not be superseded by this Agreement and shall remain in effect in accordance with its terms.

7.16 Construction.  Except as otherwise indicated, all references in this Agreement to Sections and Exhibits are intended to refer to Sections of this Agreement and Exhibits to this Agreement. Unless the context otherwise requires, (a) all references to articles, sections or schedules are to Articles, Sections or Schedules in this Agreement; (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP; (c) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (d) the term “including” means by way of example and not by way of limitation.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

The Parties have caused this Agreement to be executed and delivered as of May 16, 2013.

PARENT:

Xhibit Corp.,
  a Nevada corporation

By:  /s/ Chris Richarde
Name:  Chris Richarde
Title: CEO

MERGER SUB:

Project SMI Corp.,
  a Delaware corporation

By:  /s/ Michael J. Schifsky
Name:  Michael J. Schifsky
Title:  Secretary

THE COMPANY:

SHC Parent Corp.,
  a Delaware corporation

By:  /s/ Tina Rhodes Hall
Name:  Tina Rhodes Hall
Title:  Secretary

STOCKHOLDER REPRESENTATIVE:

TNC Group, Inc.,
  an Arizona corporation

By:  /s/ Tina Rhodes Hall
Name:  Tina Rhodes Hall
Title:  Secretary

INDEX TO DISCLOSURE SCHEDULES
Schedule 1.5(a)	Pro Rata Merger Consideration
Company Disclosure Schedules
Schedule 2.1(b)	Company Jurisdictions
Schedule 2.1(c)	Company Directors and Officers
Schedule 2.1(e)	Interests Legal Requirements and Consents
Schedule 2.1(e)(i)	Interests Jurisdictions
Schedule 2.1(e)(ii)	Interests Managing Member and Officers
Schedule 2.1(f)	SkyMall Legal Requirements and Consents
Schedule 2.1(f)(i)	SkyMall Jurisdictions
Schedule 2.1(f)(ii)	SkyMall Managing Member and Officers
Schedule 2.1(g)	Ventures Legal Requirements and Consents
Schedule 2.1(g)(i)	Ventures Jurisdictions
Schedule 2.1(g)(ii)	Ventures Managing Member and Officers
Schedule 2.1(h)	Guarantees and Liabilities
Schedule 2.3(a)	Company Stockholders
Schedule 2.3(b)	Encumbrances on Interests Units
Schedule 2.3(b)(ii)	Interests Repurchases, Redemptions and Reacquisitions
Schedule 2.3(c)	Encumbrances on SkyMall Units
Schedule 2.3(c)(ii)	SkyMall Repurchases, Redemptions and Reacquisitions
Schedule 2.3(d)	Encumbrances on Ventures Units
Schedule 2.3(d)(ii)	Ventures Repurchases, Redemptions and Reacquisitions
Schedule 2.4	Company Financial Statements
Schedule 2.5	Changes Since December 31, 2012
Schedule 2.6(a)	Encumbrances

Schedule 2.6(b)	Material Leased or Licensed Assets
Schedule 2.7	Bank Accounts
Schedule 2.8(b)	Leasehold Interests
Schedule 2.9(a)(i)	Registered Proprietary Assets
Schedule 2.9(a)(ii)	All other Proprietary Assets
Schedule 2.9(a)(iii)	Royalty or Other Payment Obligations
Schedule 2.9(a)(iv)	Encumbrances on Proprietary Assets
Schedule 2.9(a)(v)	Contracts for Proprietary Assets
Schedule 2.10(a)	Contracts
Schedule 2.10(c)	Defaults
Schedule 2.10(d)	Renegotiations
Schedule 2.11	Liabilities
Schedule 2.12	Compliance with Legal Requirements
Schedule 2.13	Governmental Authorizations
Schedule 2.14(a)	Tax Returns
Schedule 2.14(b)	Examinations, Audits, Extensions and Waivers
Schedule 2.14(c)	Tax-Related Claims or Legal Proceedings
Schedule 2.15(a)	Employee Benefit Plans
Schedule 2.15(c)	Benefit Plan Payments
Schedule 2.15(d)	Salaried Employees
Schedule 2.15(f)	Consultants and Independent Contractors
Schedule 2.16	Environmental Matters
Schedule 2.17	Insurance
Schedule 2.18	Related Party Transactions
Schedule 2.19(a)	Pending Legal Proceedings
Schedule 2.19(d)	Threatened Legal Proceedings
Schedule 2.21	Consents
Schedule 3.3	Non-Contraventions; Consents
Parent Disclosure Schedules
Schedule 3.4	Registration Rights
Schedule 3.7	Absence of Certain Changes
Schedule 3.8	Legal Proceedings; Orders; Permits
Schedule 3.9	Brokers Fees
Schedule 3.11	Proprietary Assets
Schedule 3.12	Liabilities
Schedule 3.13	Compliance with Legal Requirements
Schedule 3.14	Tax Matters

Xhibit Corp. agrees to furnish spplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Exhibit A

DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acquisition Transaction” means any transaction involving:

(a) the sale, license, disposition or acquisition of all or any portion of the Company’s and the Subsidiaries’ business or assets;

(b) the issuance, disposition or acquisition of (i) any capital stock or other equity securities of the Company or the Subsidiaries, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity securities of the Company or the Subsidiaries, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity securities of the Company or the Subsidiaries; or

(c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company or the Subsidiaries.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.  For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by written or oral contracts, commitments, understandings or other agreements or credit arrangement or otherwise.

“Aggregate Merger Consideration” has the meaning in Section 1.5(a).

“Agreement” means the Agreement and Plan of Merger to which this Exhibit A is attached, including the Disclosure Schedule and the Parent Disclosure Schedule, as it may be amended from time to time.

 “Closing” has the meaning in Section 1.3.

“Closing Date” has the meaning in Section 1.3.

“Code”  has the meaning in Recital C.

“Company” has the meaning in the introductory paragraph of this Agreement.

“Company Common Stock” has the meaning in Recital B.

“Company Contract” means any Contract:  (a) to which the Company or any Subsidiary is a party; (b) by which the Company, any Subsidiary or any of their respective assets is or may become bound or under which the Company or any Subsidiary, as the case may be, has, or may become subject to, any obligation; or (c) under which the Company or any Subsidiary has or may acquire any right or interest.

“Company Excepted Warranties” has the meaning in Section 6.2(d).

“Company Option” has the meaning in Section 2.3(b).

“Company Proprietary Asset” means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

“Company Returns” has the meaning in Section 2.14(a).

“Company Stock Certificates” has the meaning in Section 1.6.

“Consent” means any approval, consent, ratification, permission, waiver or authorization, including any Governmental Authorization.

“Contract” means any written or oral agreement, contract, subcontract, lease, instrument, note, warranty, or legally binding commitment or undertaking of any nature.

“Conversion” has the meaning in Section 2.1(g).

“Damages” means any liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties, including  reasonable attorneys’ fees and expenses.

“DGCL” has the meaning in Section 1.3.

“Disclosure Schedules” has the meaning in the first paragraph of Section 2.

“Effective Time” has the meaning in Section 1.3.

“Employee” has the meaning in Section 2.15(a).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, or restriction of any nature.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” has the meaning in Section 2.16.

“Escrow Agent” has the meaning in Section 6.4(a).

“Escrow Agreement” has the meaning in Section 6.4(a).

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Arbitration Award” has the meaning in Section 6.11.

Final Claim has the meaning in Section 6.4(d)(ii).

“Final Offer” has the meaning in Section 6.11.

 “Form 8-K” has the meaning in Section 5.4.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Governmental Authorization” means any:  (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency or commission, any court or other tribunal; and any other self-regulatory organization such as the Financial Industry Regulatory Authority (FINRA)).

“Indemnification Completion Date” has the meaning in Section 6.1(a)(i).

“Interests” has the meaning in Section 2.1(d).

“Interests Conversion” has the meaning in Section 2.1(e).

“Interests Units” has the meaning in Section 2.3(d).

“Knowledge” means with respect to an individual, the actual knowledge such individual has together with the knowledge such individual would have had if, based upon known facts or circumstances, such individual had exercised reasonable diligence to inquire on the matter to which such knowledge relates, and with respect to an Entity, the actual knowledge of its officers and directors together with such knowledge of its officers and directors would have had if, based upon known facts or circumstances, such individual had exercised reasonable diligence to inquire on the matter to which such knowledge relates.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, or implemented by or under the authority of any Governmental Body.

“Material Adverse Effect” means any change, circumstance, event or condition that is materially adverse to the operations, business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, or that materially impairs the ability of the Company to consummate the transaction, other than any changes, circumstances, events or conditions resulting, directly or indirectly, from: (a) the announcement or performance of the transaction, including any action or inaction by the Company, Parent, Merger Sub or any of the customers, suppliers, lessors, employees or competitors of the business; (b) changes in general economic conditions in any of the markets in which the Company and the Subsidiaries operate (to the extent such change does not affect the Company and the Subsidiaries disproportionately from their competitors); (c) any change in economic conditions or the financial, banking, currency or capital markets in general; (d) national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date of this Agreement, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (e) changes in any Legal Requirement ((to the extent such change does not affect the Company and the Subsidiaries disproportionately from their competitors); (f) changes in GAAP or interpretations thereof or other accounting principles or requirements; (g) any actions taken, failures to take action, or other changes or events relating to the Company, in each case to which Parent has consented in writing; or (h) the taking of any action contemplated by this Agreement.

“Material Contracts” has the meaning in Section 2.10.

“Materials of Environmental Concern” has the meaning in Section 2.16.

“Merger” has the meaning in Recital A.

“Merger Sub” has the meaning in the introductory paragraph of this Agreement.

“New Loan” has the meaning in Section 4.2.

“New Stockholder Shares” has the meaning in Section 6.4(c)(ii).

“Parent” has the meaning in the introductory paragraph of this Agreement.

“Parent Board” has the meaning in Section 5.5.

“Parent Board Nominee” has the meaning in Section 5.5.

 “Parent Common Stock” has the meaning in Recital B.

“Parent Disclosure Schedules” has the meaning in the first paragraph of Section 3.

“Parent Excepted Warranties” has the meaning in Section 6.3(c).

“Parent Indemnification Completion Date” has the meaning in Section 6.1(a)(ii).

“Parent Indemnification Period” has the meaning in Section 6.5(b).

“Parent Indemnification Shares” has the meaning in Section 6.5(a).

“Parent Indemnitees” means the following Persons:  (a) Parent; (b) Parent’s affiliates (including the Surviving Corporation); and (c)  the respective successors and assigns of the Persons referred to in clauses (a) and (b) of this definition.

“Parent Returns” has the meaning in Section 3.14(a).

“Party(ies)” has the meaning in the introductory paragraph of this Agreement.

“Pending Claim Parent Indemnification Shares” has the meaning in Section 6.5(e)(i).

“Pending Claim Stockholder Escrow Amount” has the meaning in Section 6.4(d)(i).

“Pending Claim Stockholder Escrow Excess” has the meaning in Section 6.4(d)(i).

“Person” means any individual, Entity or Governmental Body.

“Plans” has the meaning in Section 2.15(a).

“Pro Rata Merger Consideration” has the meaning in Section 1.5(a).

“Proprietary Asset” means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

“Registration Statement” has the meaning in Section 5.2.

“Related Party” has the meaning in Section 2.18.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning in Section 3.6.

“Securities Act” has the meaning in Recital E.

“SkyMall” has the meaning in Section 2.1(d).

“SkyMall Conversion” has the meaning in Section 2.1(f).

“SkyMall Financial Statements” has the meaning in Section 2.4(a).

“SkyMall Units” has the meaning in Section 2.3(e).

“Stockholder Escrow Fund” has the meaning in Section 6.4(a).

“Stockholder Escrow Period” has the meaning in Section 6.4(b).

“Stockholder Escrow Shares” has the meaning in Section 6.4(a).

“Stockholder Indemnification Completion Date” has the meaning in Section 6.1(a)(i).

“Stockholder Indemnitees” means (a) the Stockholders, (b) the Stockholders’ affiliates (excluding the Surviving Corporation); and (c) the respective successors and assigns of the Persons referred to in clauses (a) and (b) of this definition.

“Stockholder Representative” has the meaning in the introductory paragraph of this Agreement.

“Stockholders” had the meaning in Section 1.5(a).

“Subsidiaries” has the meaning in Section 2.1(d).

“Surviving Corporation” has the meaning in Section 1.1.

“Tax” means any tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax, levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threshold” has the meaning in Section 6.2(c).

“Unaudited Interim Balance Sheet” has the meaning in Section 2.4(a)(ii).

“Ventures” has the meaning in Section 2.1(d).

“Ventures Conversion” has the meaning in Section 2.1(g).

“Ventures Units” has the meaning in Section 2.3(f).

Exhibit B
Credit Agreement

This agreement dated as of May 10, 2013 is between JPMorgan Chase Bank, N.A. (together with its successors and assigns, the "Bank"), whose address is 201 N. Central Ave, 21st Floor, AZl-1178, Phoenix, AZ 85004, and SkyMall, LLC (individually, the "Borrower" and if more than one, collectively, the "Borrowers"), whose address is 1520 E. Pima Street, Phoenix, AZ 85034-4639.

1. Credit Facilities.

1.1 Scope. This agreement, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by any Legal Requirement (as hereafter defined), governs the Credit Facilities as defined below. Advances under any Credit Facilities shall be subject to the procedures established from time to time by the Bank. Any procedures agreed to by the Bank with respect to obtaining advances, including automatic loan sweeps, shall not vary the terms or conditions of this agreement or the other Related Documents regarding the Credit Facilities.

2. Definitions and Interpretations.

2.1 Definitions. As used in this agreement, the following terms have the following respective meanings:

A. "Affiliate" means any Person which, directly or indirectly Controls or is Controlled by or under common Control with, another Person, and any director or officer thereof. The Bank is under no circumstances to be deemed an Affiliate of the Borrower or any of its Subsidiaries.

B. "Authorizing Documents" means certificates of authority to transact business, certificates of good standing, borrowing resolutions, appointments, officer's certificates, certificates of incumbency, and other documents which empower and authorize or evidence the power and authority of all Persons (other than the Bank) executing any Related Document or their representatives to execute and deliver the Related Documents and perform the Person's obligations thereunder.

C. "Collateral" means all Property, now or in the future subject to any Lien in favor of the Bank, securing or intending to secure, any of the Liabilities.

D. "Control" as used with respect to any Person, means the power to direct or cause the direction of, the management and policies of that Person, directly or indirectly, whether through the ownership of Equity Interests, by contract, or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

E. "Credit Facilities" means all extensions of credit from the Bank to the Borrower, whether now existing or hereafter arising, including but not limited to those described in Section 1, if any, and those extended contemporaneously with this agreement.

F. "Distributions" means all dividends and other distributions made to any Equity Owners, other than salary, bonuses, and other compensation for services expended in the current accounting period.

G. "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

H. "Equity Owner" means a shareholder, partner, member, holder of a beneficial interest in a trust or other owner of any Equity Interests.

I. "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

J. "Legal Requirement" means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of any foreign governmental authority, the United States of America, any state thereof, any political subdivision of any of the foregoing or any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Bank, any Pledgor or any Obligor or any of its Subsidiaries or their respective Properties or any agreement by which any of them is bound.

K. "Liabilities" means all indebtedness, liabilities and obligations of every kind and character of the Borrower to the Bank, whether the obligations, indebtedness and liabilities are individual, joint and several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.

L. "Lien" means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind.

M. "Notes" means all promissory notes, instruments and/or contracts now or hereafter evidencing the Credit Facilities.

N. "Obligor" means any Borrower, guarantor, surety, co-signer, endorser, general partner or other Person who may now or in the future be obligated to pay any of the Liabilities.

O. "Organizational Documents" means, with respect to any Person, certificates of existence or formation, documents establishing or governing the Person or evidencing or certifying that the Person is duly organized and validly existing in accordance with all applicable Legal Requirements, including all amendments, restatements, supplements or modifications to such certificates and documents as of the date of the Related Document referring to the Organizational Document and any and all future modifications thereto approved by the Bank.

P. "Permitted Investments" means (1) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (2) fully insured (if issued by a bank other than the Bank) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000.00; and (3) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service.

Q. "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint stock association, association, bank, business trust, trust, unincorporated organization, any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing or any other form of entity.

R. "Pledgor" means any Person providing Collateral.

S. "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

T. "Rate Management Transaction" means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

U. "Related Documents" means this agreement, the Notes, applications for letters of credit, all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, and any other instrument or document executed in connection with this agreement or with any of the Liabilities.

V. "Subsidiary" means, as to any particular Person (the "parent"), a Person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of the date of determination, as well as any other Person of which fifty percent (50%) or more of the Equity Interests is at the time of determination directly or indirectly owned, Controlled or held, by the parent or by any Person or Persons Controlled by the parent, either alone or together with the parent.

2.2 Interpretations. Whenever possible, each provision of the Related Documents shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. In the event of any conflict or inconsistency between this agreement and the provisions of any other Related Documents, the provisions of this agreement shall control. Use of the term "including" does not imply any limitation on (but may expand) the antecedent reference. Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document without the Bank's consent. Section headings are for convenience of reference only and do not affect the interpretation of this agreement. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. Whenever the Bank's determination, consent, approval or satisfaction is required under this agreement or the other Related Documents or whenever the Bank may at its option take or refrain from taking any action under this agreement or the other Related Documents, the decision as to whether or not the Bank makes the determination, consents, approves, is satisfied or takes or refrains from taking any action, shall be in the sole and exclusive discretion of the Bank, and the Bank's decision shall be final and conclusive.

3. Conditions Precedent to Extensions of Credit.

3.1 Conditions Precedent to Initial Extension of Credit under each of the Credit Facilities. Before the first extension of credit governed by this agreement and any initial advance under any of the Credit Facilities, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

A. Loan Documents. The Notes, and as applicable, the letter of credit applications, reimbursement agreements, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, the subordination agreements, and any other documents which the Bank may reasonably require to give effect to the transactions described in this agreement or the other Related Documents;

B. Organizational and Authorizing Documents. The Organizational Documents and Authorizing Documents of the Borrower and any other Persons (other than the Bank) executing the Related Documents in form and substance satisfactory to the Bank that at a minimum: (i) document the due organization, valid existence and good standing of the Borrower and every other Person (other than the Bank) that is a party to this agreement or any other Related Document; (ii) evidence that each Person (other than the Bank) which is a party to this agreement or any other Related Document has the power and authority to enter into the transactions described therein; and (iii) evidence that the Person signing on behalf of each Person that is a party to the Related Documents (other than the Bank) is duly authorized to do so; and

C. Liens. The termination, assignment or subordination, as determined by the Bank, of all Liens on the Collateral in favor of any secured party (other than the Bank).

3.2 Conditions Precedent to Each Extension of Credit. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:

A. Representations. The representations of the Borrower and any other parties, other than the Bank, in the Related Documents are true on and as of the date of the request for and funding of the extension of credit;

B. No Event of Default. No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred in any provision of this agreement, the Notes or any other Related Documents and is continuing or would result from the extension of credit;

C. Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request; and

D. No Prohibition or Onerous Conditions. The making of the extension of credit is not prohibited by and does not subject the Bank, any Obligor, or any Subsidiary of the Borrower to any penalty or onerous condition under, any Legal Requirement.

4. Affirmative Covenants. The Borrower agrees to do, and cause each of its Subsidiaries to do, each of the following:

4.1 Insurance. Maintain insurance with financially sound and reputable insurers, with such insurance and insurers to be satisfactory to the Bank, covering its Property and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

4.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable Legal Requirements, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged or reserved to insure payment.

4.3 Financial Records. Maintain proper books and records of account, in accordance with GAAP .

4.4 Inspection. Permit the Bank, its agents and designees to: (a) inspect and photograph its Property, to examine and copy files, books and records, and to discuss its business, operations, prospects, assets, affairs and financial condition with the Borrower's or its Subsidiaries' officers and accountants, at times and intervals as the Bank reasonably determines; (b) perform audits or other inspections of the Collateral, including the records and documents related to the Collateral; and (c) confirm with any Person any obligations and liabilities of the Person to the Borrower or its Subsidiaries. The Borrower will, and will cause its Subsidiaries to cooperate with any inspection or audit. The Borrower will pay the Bank the reasonable costs and expenses of any audit or inspection of the Collateral (including fees and expenses charged internally by the Bank for asset reviews) promptly after receiving the invoice.

4.5 Financial Reports. Furnish to the Bank whatever information, statements, books and records the Bank may from time to time reasonably request, including at a minimum:

A. Within forty-five (45) days after each quarterly period, the consolidated financial statements of the Borrower and its Subsidiaries prepared and presented in accordance with GAAP, including a balance sheet as of the end of that period, and income statement for that period, and, if requested at any time by the Bank, statements of cash flow and retained earnings for that period, all certified as correct by one of its authorized agents.

B. Within one hundred and twenty (120) days after and as of the end of each of its fiscal years, the consolidated financial statements of the Borrower and its Subsidiaries prepared and presented in accordance with GAAP, including a balance sheet and statements of income, cash flow and retained earnings, such financial statements to be audited by an independent certified public accountant of recognized standing satisfactory to the Bank.

4.6 Notices of Claims, Litigation, Defaults, etc. Promptly inform the Bank in writing of: (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions or changes in Legal Requirements affecting it which could materially affect its business, assets, affairs, prospects or financial condition; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by it to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which it may have liability; (4) any reportable event or any prohibited transaction in connection with any employee benefit plan; (5) any additions to or changes in the locations of its businesses; and (6) any alleged breach by the Bank of any provision of this agreement or of any other Related Document.

4.7 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between it and any other Person.

4.8 Title to Assets and Property. Maintain good and marketable title to all of its Properties, and defend them against all claims and demands of all Persons at any time claiming any interest in them.

4.9 Additional Assurances. Promptly make, execute and deliver any and all agreements, documents, instruments and other records that the Bank may request to evidence any of the Credit Facilities, cure any defect in the execution and delivery of any of the Related Documents, perfect any Lien, comply with any Legal Requirement applicable to the Bank or the Credit Facilities or describe more fully particular aspects of the agreements set forth or intended to be set forth in any of the Related Documents.

4.10 Employee Benefit Plans. Maintain each employee benefit plan as to which it may have any liability, in compliance with all Legal Requirements.

4.11 Banking Relationship. Establish and maintain its primary banking depository and disbursement relationship with the Bank.

5. Negative Covenants.

5.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with GAAP .

5.2 Without the written consent of the Bank, the Borrower will not and no Subsidiary of the Borrower will:

A. Distributions. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests, return any contribution to an Equity Owner or, other than stock dividends and dividends paid to the Borrower, declare or pay any Distributions; provided, however, that if there is no existing default under this agreement or any other Related Document and to do so will not cause a default under any of such agreements the Borrower may pay Distributions to its Equity Owners sufficient in amount to pay their income tax obligations attributable to the Borrower's taxable income if the Borrower is a sub S corporation, limited liability company or partnership.

B. Sale of Equity Interests. Issue, sell or otherwise dispose of its Equity Interests.

C. Debt. Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than (1) unsecured trade debt incurred in the ordinary course of business, (2) indebtedness owing to the Banlc, (3) indebtedness reflected in its latest financial statement furnished to the Bank prior to execution of this agreement and that is not to be paid with proceeds of borrowings under the Credit Facilities, and (4) indebtedness outstanding as of the date hereof that has been disclosed to the Bank in writing and that is not to be paid with proceeds of borrowings under the Credit Facilities.

D. Guaranties. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

E. Liens. Create or permit to exist any Lien on any of its Property except: existing Liens known to and approved by the Bank; Liens to the Bank; Liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

F. Use of Proceeds. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for: (1) any personal, family or household purpose; or (2) the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, it will furnish a completed Federal Reserve Board Form U-1.

G. Continuity of Operations. (1) Engage in any business activities substantially different from those in which it is presently engaged; (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other Person, change its name, dissolve, or sell any assets out of the ordinary course of business; (3) enter into any arrangement with any Person providing for the leasing by it of Property which has been sold or transferred by it to such Person; or (4) change its business organization, the jurisdiction under which its business organization is formed or organized, or its chief executive office, or any places of its businesses.

H. Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Bank which prohibits or limits its ability to create or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired.

I. Conflicting Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under this agreement or any of the other Related Documents.

J. Transfer of Ownership. Permit any pledge of any Equity Interest in it or any sale or other transfer of any Equity Interest in it.

K. Limitation on Loans, Advances to and Investments in Others and Receivables from Others. Purchase, hold or acquire any Equity Interest or evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) extensions of trade credit to customers in the ordinary course of business on 01;dinary terms; (2) Permitted Investments; and (3) loans, advances, investments and receivables existing as of the date of this agreement that have been disclosed to and approved by the Bank in writing and that are not to be paid with proceeds of borrowings under the Credit Facilities.

L. Organizational Documents. Alter, amend or modify any of its Organizational Documents.

M. Government Regulation. (1) Be or become subject at any time to any Legal Requirement or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Bank from making any advance or extension of credit to it or from otherwise conducting business with it, or (2) fail to provide documentary and other evidence of its identity as may be requested by the Bank at any time to enable the Bank to verify its identity or to comply with any applicable Legal Requirement, including, without limitation, Section 326 of the USA Patriot Act of2001, 31 U.S.C. Section 5318.

N. Subsidiaries. Form, create or acquire any Subsidiary.

6. Representations.

6.1 Representations and Warranties by the Borrower. To induce the Bank to enter into this agreement and to extend credit or other financial accommodations under the Credit Facilities, the Borrower represents and warrants as of the date of this agreement and as of the date of each request for credit under the Credit Facilities that each of the following statements is and shall remain true and correct throughout the term of this agreement and until all Credit Facilities and all Liabilities under the Notes and other Related Documents are paid in full: (a) its principal residence or chief executive office is at the address shown above, (b) its name as it appears in this agreement is its exact name as it appears in its Organizational Documents, (c) the execution and delivery of this agreement and the other Related Documents to which it is a party, and the performance of the obligations they impose, do not violate any Legal Requirement, conflict with any agreement by which it is bound, or require the consent or approval of any other Person, (d) this agreement and the other Related Documents have been duly authorized, executed and delivered by all parties thereto (other than the Bank) and are valid and binding agreements of those Persons, enforceable according to their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, (e) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the Persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (t) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) is pending or threatened against it, and no other event has occurred which may in any one case or in the aggregate materially adversely affect it or any of its Subsidiaries' financial condition, properties, business, affairs or operations, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing, (g) all of its tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by it in good faith and for which adequate reserves have been provided, (h) it is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (i) it is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (j) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to this agreement or the Credit Facilities, (k) it owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and (l) the execution and delivery of this agreement and the other Related Documents to which it is a party and the performance of the obligations they impose, ifthe Borrower is other than a natural Person (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its Organizational Documents or other agreement or document governing its affairs.

7. Default/Remedies.

7.1 Events of Default/Acceleration. If any of the following events occurs, the Notes shall become due immediately, without notice, at the Bank's option:

A. Any Obligor fails to pay when due any of the Liabilities or any other debt to any Person, or any amount payable with respect to any of the Liabilities, or under any Note, any other Related Document, or any agreement or instrument evidencing other debt to any Person.

B. Any Obligor or any Pledgor: (i) fails to observe or perform or otherwise violates any other term, covenant, condition or agreement of any of the Related Documents; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (iii) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (iv) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Related Documents) and the effect of such default will allow the creditor to declare the debt due before its stated maturity.

C. In the event (i) there is a default under the terms of any Related Document, (ii) any Obligor terminates or revokes or purports to terminate or revoke its guaranty or any Obligor's guaranty becomes unenforceable in whole or in part, (iii) any Obligor fails to perform promptly under its guaranty, or (iv) any Obligor fails to comply with, or perform under any agreement, now or hereafter in effect, between the Obligor and the Bank, or any Affiliate of the Bank or their respective successors and assigns.

D. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.

E. Any event occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Obligor or any Subsidiary of any Obligor.

F. Any Obligor or any of its Subsidiaries or any Pledgor: (i) becomes insolvent or unable to pay its debts as they become due; (ii) makes an assignment for the benefit of creditors; (iii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its Property; (iv) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws; (v) conceals or removes any of its Property, with intent to hinder, delay or defraud any of its creditors; (vi) makes or permits a transfer of any of its Property, which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (vii) makes a transfer of any of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

G. A custodian, receiver, or trustee is appointed for any Obligor or any of its Subsidiaries or any Pledgor or for a substantial part of their respective Property.

H. Any Obligor or any of its Subsidiaries, without the Bank's written consent: (i) liquidates or is dissolved; (ii) merges or consolidates with any other Person; (iii) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business; (iv) leases, purchases, or otherwise acquires a material part of the assets of any other Person, except in the ordinary course of its business; or (v) agrees to do any of the foregoing; provided, however, that any Subsidiary of an Obligor may merge or consolidate with any other Subsidiary of that Obligor, or with the Obligor, so long as the Obligor is the survivor.

I. Proceedings are commenced under any bankruptcy, reorganization, liquidation, or similar laws against any Obligor or any of its Subsidiaries or any Pledgor and remain undismissed for thirty (30) days after commencement; or any Obligor or any of its Subsidiaries or any Pledgor consents to the commencement of those proceedings.

J. Any judgment is entered against any Obligor or any of its Subsidiaries, or any attachment, seizure, sequestration, levy, or garnishment is issued against any Property of any Obligor or any of its Subsidiaries or of any Pledgor or any Collateral.

K. Any individual Obligor or Pledgor dies, or a guardian or conservator is appointed for any individual Obligor or Pledgor or all or any portion of their respective Property, or the Coilateral.

L. Any material adverse change occurs in: (i) the reputation, Property, financial condition, business, assets, affairs, prospects, liabilities, or operations of any Obligor or any of its Subsidiaries; (ii) any Obligor's or Pledgor's ability to perform its obligations under the Related Documents; or (iii) the Collateral.

7.2 Remedies. At any time after the occurrence of a default, the Bank may do one or more of the following: (a) cease permitting the Borrower to incur any Liabilities; (b) terminate any commitment of the Bank evidenced by any of the Notes; (c) declare any of the Notes to be immediately due and payable, without notice of acceleration, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (d) exercise all rights of setoff that the Bank may have contractually, by law, in equity or otherwise; and (e) exercise any and all other rights pursuant to any of the Related Documents, at law, in equity or otherwise.

A. Generally. The rights of the Bank under this agreement and the other Related Documents are in addition to other rights (including without limitation, other rights of setoff) the Bank may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Bank. Each Obligor agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on any Collateral.

B. Expenses. To the extent not prohibited by applicable Legal Requirements and whether or not the transactions contemplated by this agreement are consummated, the Borrower is liable to the Bank and agrees to pay on demand all reasonable costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Related Documents, the making, servicing and collection of the Credit Facilities and the realization on any Collateral and any other amounts owed under the Related Documents, including without limitation reasonable attorneys' fees (including counsel for the Bank that are employees of the Bank or its Affiliates) and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding involving any Obligor, Pledgor, or Property of any Obligor, Pledgor, or Collateral. The obligations of the Borrower under this section shall survive the termination of this agreement.

C. Bank's Right of Setoff. The Borrower grants to the Bank a security interest in the Deposits, and the Bank is authorized to setoff and apply, all Deposits, Securities and Other Property, and Bank Debt against any and all Liabilities. This right of setoff may be exercised at any time from time to time after the occurrence of any default, without prior notice to or demand on the Borrower and regardless of whether any Liabilities are contingent, unmatured or unliquidated. Inthis paragraph: (a) the term "Deposits" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Deposits held jointly with another, but excluding any IRA or Keogh Deposits, or any trust Deposits in which a security interest would be prohibited by any Legal Requirement); (b) the term "Securities and Other Property" means any and all securities and other personal Property of the Borrower in the custody, possession or control of the Bank, JPMorgan Chase & Co. or their respective Subsidiaries and Affiliates {other than Property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower and any claim of the Borrower (whether individual, joint and several or otherwise) against the Bank now or hereafter existing.

8. Miscellaneous.

8.1 Notice. Any notices and demands under or related to this agreement shall be in writing and delivered to the intended party at its address stated in this agreement, and if to the Bank, at its main office if no other address of the Bank is specified in this agreement, by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand; (b) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

8.2 No Waiver. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The making of an advance during the existence of any default or subsequent to the occurrence of a default or when all conditions precedent have not been met shall not constitute a waiver of the default or condition precedent. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Banlc, nor shall a waiver on one occasion bar or waive that right on any future occasion.

8.3 Integration; Severability. This agreement, the Notes, and the other Related Documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement, the Notes, or the other Related Documents or any provision thereof is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligations or provisions in any other jurisdiction.

8.4 Joint and Several Liability. Each party executing this agreement as the Borrower is individually, jointly and severally liable under this agreement.

8.5 Governing Law and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

8.6 Survival of Representations and Warranties. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Bank under this agreement or in any of the other Related Documents. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Liabilities shall be paid in full.

8.7 Non-Liability of the Bank. The relationship between the Borrower on one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

8.8 Indemnification of the Bank. The Borrower agrees to indemnify, defend and hold the Bank, its parent companies, Subsidiaries, Affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of any attorneys engaged by the Indemnified Person) and amounts paid in settlement ("Claims") to which any Indemnified Person may become subject arising out of or relating to the Credit Facilities, the Liabilities under this agreement or any other Related Documents or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

8.9 Counterparts. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

8.10 Advice of Counsel. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any other Related Documents.

8.11 Recovery of Additional Costs. If the imposition of or any change in any Legal Requirement, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, liquidity requirements, capital adequacy requirements, Federal Deposit Insurance Corporation (FDIC) deposit insurance premiums or assessments, or other obligations which would (A) increase the cost to the Bank for extending, maintaining or funding the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

8.12 Expenses. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys' fees (including the fees of in-house counsel) incurred in connection with the preparation and execution of this agreement, any amendment, supplement, or modification thereto, and any other Related Documents.

8.13 Reinstatement. The Borrower agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or transferred by the Bank or paid or transferred over to a trustee, receiver or any other entity, whether under any proceeding or otherwise (any of those payments or transfers is hereinafter referred to as a "Preferential Payment"), then this agreement and the Notes shall continue to be effective or shall be reinstated, as the case may be, even if all those Liabilities have been paid in full and whether or not the Bank is in possession of the Notes and whether any of the Notes has been marked, paid, released or cancelled, or returned to the Borrower and, to the extent of the payment, repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. The obligations of the Borrower under this section shall survive the termination of this agreement.

8.14 Assignments. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to the Notes or the other Related Documents to JPMorgan Chase & Co., or any of its Subsidiaries or Affiliates or their successors, or to any one or more purchasers or potential purchasers of the Notes or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Notes to one or more purchasers whether or not related to the Bank.

8.15 Waivers. To the maximum extent not prohibited by applicable Legal Requirements, each Obligor waives (a) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) any demand, diligence, presentment, dishonor and protest, or (ii) any action that the Bank takes regarding any Person, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (b) any right to require the Bank to proceed against the Borrower, any other Obligor or any Collateral, or pursue any remedy in the Bank's power to pursue; (c) any defense based on any claim that any Obligor's obligations exceed or are more burdensome than those of the Borrower; (d) the benefit of any statute of limitations affecting liability of any Obligor or the enforcement hereof; (e) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (f) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Each Obligor consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of any Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any Obligor. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of the Notes is effective unless it is in writing and signed by the Person against whom it is being enforced. Without limiting any foregoing waiver, consent or agreement, each Obligor further waives any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

8.16 Time is of the Essence. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

9. USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, if it is an individual the Bank will ask for its name, taxpayer identification number, residential address, date of birth, and other information that will allow the Bank to identify it, and, if it is not an individual the Bank will ask for its name, taxpayer identification number, business address, and other information that will allow the Bank to identify it. The Bank may also ask, if the Borrower is an individual, to see its driver's license or other identifying documents, and if it is not an individual, to see its Organizational Documents or other identifying documents.

10. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

11. JURY WAIVER. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGID' TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO TIIlS AGREEMENT OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Address(es) for Notices: 1520 E. Pima Street Phoenix, AZ 85034-4639 Attn: Scott Wiley	Borrower: SkyMall, LLC By: /s/____________ ___________, Secretary Printed Name Title Date Signed: 5/15/2013

Address for Notices: 201 N. Central Ave, 21st Floor, AZ1-1178 Phoenix, AZ 85004 Attn: __________________________	Bank: JPMorgan Chase Bank, N.A. By: _____________________ ________________________ Printed Name Title Date Signed: ______________

Exhibit C to Agreement and Plan of Merger
XHIBIT INTERACTIVE, LLC
Investment Letter for Shares of Common Stock
of Xhibit Corp.

Xhibit Corp.
80 E. Rio Salado Parkway, Suite 115
Tempe, AZ 85281
Attention:  Mike Schifsky, CFO

Re:	Issuance of Xhibit Corp. Shares of Common Stock Pursuant to Agreement and Plan of Merger

Ladies and Gentlemen:

This Investment Letter is being submitted pursuant to that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), by and among, Xhibit Corp., a Nevada corporation (the “Company”) Project SMI Corp., a Delaware corporation (“SMI”), SHC Parent Corp., a Delaware corporation (“Target”) and TNC Group, Inc. as Stockholder Representative. The undersigned (the “Purchaser”) is one of the “Stockholders,” who is receiving shares of the Company’s common stock, par value $0.0001 per share, (the “Shares”) pursuant to the Merger Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Further information about the Company is contained in the Form 10-K for the year ended December 31, 2012, filed by the Company with the SEC on April 16, 2013 (the "Disclosure Document").

The Shares are being issued pursuant to §4(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act.  Such issuance of Shares is also subject to the following paragraphs.

1.           Issuance.  Subject to the terms and conditions hereof, Purchaser hereby irrevocably agrees to receive ____________ Shares.

2.           Representations and Warranties.  Purchaser hereby makes the following representations and warranties to the Company and Purchaser agrees to indemnify, hold harmless, and pay all judgments and claims against the Company from any liability or injury, including, but not limited to, that arising under Federal or state securities laws, incurred as a result of any misrepresentation herein or any warranties not performed by Purchaser.

(a)           Purchaser is the sole and true party in interest and is not receiving the Shares for the benefit of any other person.

(b)           Purchaser has read, analyzed, and is familiar with the Disclosure Document, this Investment Letter and the Investor Suitability Questionnaire and has retained copies of all such documents.

(c)           Purchaser hereby warrants that Purchaser is an Accredited Investor, as defined in Rule 501 promulgated under the Act.
(d)           Purchaser understands that all books, records and documents of the Company relating to this invest ent have been and remain available for inspection by Purchaser and his attorney or accountant upon reasonable notice.  Purchaser confirms that all documents requested by Purchaser have been made available, and that Purchaser has been supplied with all of the additional information concerning this investment that has been requested.  In making a decision to receive the Shares, Purchaser has relied exclusively upon information provided in the Disclosure Document or by the Company in writing or found in the books, records or documents of the Company.

(e)           Purchaser is aware that the Shares to be received are highly speculative and subject to substantial risks.  Purchaser is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of the complete loss of all funds invested, the loss of any anticipated tax benefits, the lack of a public market, and limited transferability of the Shares which may make the liquidation of this investment impossible for the indefinite future.

(f)           The terms of the issuance of the Shares were directly communicated to Purchaser by the Company in such a manner that Purchaser was able to ask questions of and receive answers from the Company, or a person acting on his behalf, concerning the terms and conditions of this transaction.  At no time was Purchaser presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

(g)           Purchaser, if a corporation, partnership, trust or other entity, is authorized and duly empowered to receive and hold the Shares, has its principal place of business at the address set forth on the signature page and has not been formed for the specific purpose of receiving the Shares.

(h)           The Shares are being obtained solely for Purchaser's own account, for investment, and are not being received with a view to the resale, distribution, subdivision or fractionalization thereof.

(i)           Purchaser understands that the Shares have not been registered under the Act, or any state securities laws in reliance upon exemptions from registration for non-public offerings.  Purchaser understands that the Shares or any interest therein may not be, and agrees that the Shares or any interest therein will not be, resold or otherwise disposed of by Purchaser unless the Shares are subsequently registered under the Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

(j)           Purchaser has been informed of and understands the following:

(1)           There are substantial restrictions on the transferability of the Shares under the Act; and

(2)           No federal or state agency has made any finding or determination as to the fairness of the Shares for public investment nor any recommendation or endorsement of the Shares.

(k)           None of the following information has ever been represented, guaranteed, or warranted to Purchaser expressly or by implication, by any broker, the Company, or agents or employees of the foregoing, or by any other person:

(1)           The approximate or exact length of time that Purchaser will be required to hold the Shares;

(2)           The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Shares; or

(3)           That the past performance or experience of the Company, or associates, agents, affiliates, or employees of the Company, or any other person, will in any way indicate or predict economic results in connection with the purchase of the Shares.

(l)           The information set forth in the Investor Suitability Questionnaire and executed by Purchaser is true, correct and complete.

(m)           Purchaser hereby agrees to indemnify the Company, its directors and executive officers and any person participating in the offering and hold them harmless from and against any and all liability, damage, cost (including legal fees and court costs) and expense incurred on account of or arising out of:

(1)           Any inaccuracy in the declarations, representation, and warranties herein above set forth by such Purchaser;

(2)           The disposition of any of the Shares by such Purchaser contrary to the foregoing declarations, representations and warranties; and

(3)           Any action, suit or proceeding based upon (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; (ii) the disposition of any of such Shares; or (iii) the breach by such Purchaser of any part of this Investment Letter.

3.           Restrictions on Transferability of Securities; Compliance with Securities Act.

3.1           Restrictions on Transferability.  Purchaser acknowledges that the Shares have not been registered under the Act or any state blue sky laws and that the transferability of an interest in the Shares is restricted by applicable federal and state securities laws.

3.2           Restrictive Legend.  Each certificate representing the Shares and any other securities issued in respect thereto upon any stock distribution, conversion, recapitalization, merger, consolidation or similar event, are expected (unless otherwise permitted by the provisions of this Section or by applicable law) to be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SHARES MAY BE SOLD OR TRANSFERRED ONLY IF THE SHARES ARE REGISTERED UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

4.           Transferability of Investment Letter.  Purchaser agrees not to transfer or assign the obligations or duties contained in this Investment Letter, or any of Purchaser's interest herein.

5.           Regulation D.  Notwithstanding anything herein to the contrary, every person or entity who, in addition to or in lieu of Purchaser, is deemed to be a purchaser pursuant to Regulation D promulgated under the Act, or otherwise, does hereby make and join in the making of all the covenants, representations and warranties made by Purchaser.

6.           Acceptance.  Execution and delivery of this Investment Letter shall constitute Purchaser's irrevocable offer to receive the Shares indicated.  Acceptance of this offer by the Company shall be indicated by the execution hereof by the Company.

7.           Binding Agreement.  Purchaser agrees that Purchaser may not cancel, terminate or revoke this Investment Letter or any agreement Purchaser makes hereunder, and that this Investment Letter shall survive upon the death or disability of Purchaser and shall be binding upon and inure to the benefit of the heirs, successors, assigns, executors, administrators, guardians, conservators, or personal representatives of Purchaser.

8.           Incorporation by Reference.  The statement of the amount and type of Shares subscribed and related information set forth on the signature page are incorporated as integral terms of this Investment Letter.

9.           Notices.  Notices and other communications under this Investment Letter shall be in writing and shall be deemed delivered when received or, if by U.S. mail, when deposited in a regularly maintained receptacle, by Certified First Class Mail, postage prepaid, addressed:

(a)           if to Purchaser, at the address shown on the signature page hereof unless the Purchaser has advised the Company, in writing, of a different address as to which notices shall be sent under this Investment Letter; and

(b)           if to the Company, at the address first above stated, to the attention of the Chief Financial Officer or to such other address or to the attention of other such officer, as the Company shall have furnished to Purchaser.

10.           Legal Counsel.  Purchaser has had the opportunity to consider the terms of this Investment Letter and the content of the Disclosure Document with Purchaser's legal counsel and has either obtained the advice of legal counsel in connection with Purchaser's execution hereof or does hereby expressly waive its right to seek such legal counsel in connection with this transaction.

11.           Miscellaneous.  This Investment Letter and the documents and agreements referenced therein embody the entire agreement and understanding between the Company and the other parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.  This Investment Letter does not entitle the undersigned to any rights as a holder of Shares or as a shareholder of the Company with respect to the Shares receivable hereunder for which payment hereunder has not been received by the Company.  This Investment Letter shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.  The headings in this Investment Letter are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Investment Letter may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Purchaser has executed this Investment Letter on the date set forth on the signature page.

Purchaser desires to take title in the Shares as follows (check one):

_____           (a)           Individual (one signature required on page 6);
_____	(b)
Husband and Wife as community property (one signature is required on page 6 if interest is held in one name, i.e., managing spouse; two signatures are required on page 6 if interest is held in both names);

_____	(c)	Joint Tenants with rights of survivorship
(both parties must sign on page 6);
_____           (d)           Tenants in Common (both parties must sign on page 6);
_____           (e)           Trust (trustee(s) must sign on page 7);
_____	(f)	Partnership or Limited Liability Company (general partner(s), manager(s), or authorized member(s) must sign on page 8);
_____	(g)	Corporation (authorized officer must sign on page 10).
_____	(h)	Employee Benefit Plan (authorized officer must sign on page 11);
_____	(i)	Individual Retirement Account (authorized party must sign on page 11);
_____           (j)           Keogh Plan (authorized party must sign on page 11);
_____	(k)	Other Tax-Exempt Entities (authorized parties must sign on page 11).

The exact name(s) under which title to the Shares is to be taken and as it is to appear on the certificate representing the Shares as follows:

Please print

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
FOR INDIVIDUAL PURCHASERS,
JOINT TENANTS, AND TENANTS IN COMMON

Number of Shares To Be Issued:	_________________

Investor #1	Investor #2
Signature	Signature
Social Security Number	Social Security Number
Print or Type Name	Print or Type Name

Residence Address	Residence Address

ACKNOWLEDGMENT FORM
State of                                           )
)ss:
County of                                           )

On this ___ day of ______________, 2013, ________________________ and ___________________________ personally appeared before me and swore to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same, and that the same is true to the best of his/her/their knowledge, information, and belief.

SEAL
             _____________________________________
 Notary Public in and for Said County and State

My Commission expires:

Subscription accepted:

Xhibit Corp.
By:
Mike Schifsky, CFO

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
FOR TRUST PURCHASERS

Number of Shares To Be Issued:	_________________

Executed at                                                                ,
this ______ day of                                                                , ____________.
Name of Trust (Please print or type)
Name of Trustee (Please print or type)
Date Trust was formed
By:
Trustee's signature
Taxpayer Identification Number:
Trustee's Address:

Attention:

ACKNOWLEDGMENT FORM
(IF SUBSCRIBER IS A TRUST)
STATE OF                                           )
)ss
COUNTY OF                                           )

On the ____ day of ___________________________, ______ personally appeared before me, ___________________________, who being duly sworn did say that he/she is the trustee of the ___________________________, a trust, and that said instrument was signed in behalf of said trust by authority of the applicable trust instrument and he/ she acknowledged to me that said trust executed the same.

SEAL
Notary Public in and for Said County and State

My Commission expires:  ______________________

Subscription accepted:

Xhibit Corp.
By:
 Mike Schifsky, CFO

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
FOR PARTNERSHIP AND LIMITED LIABILITY COMPANY PURCHASERS

Number of Shares To Be Issued:	_________________

Executed at                                                                           ,
this                       day of                                                                ,                      .

Name of Partnership or Limited Liability Company (Please print or type)

By:
Signature of Manager, General Partner, or authorized Member

_____________________________________________ (Print or Type Name)

By:
Signature of additional Manager, General Partner, or authorized Member (if required by Partnership Agreement or Limited Liability Company Agreement)

_____________________________________________ (Print or Type Name)

By:
Signature of additional Manager, General Partner, or authorized Member (if required by Partnership Agreement or Limited Liability Company Agreement)

_____________________________________________ (Print or Type Name)

Taxpayer Identification Number:

Business Mailing Address:

Attention:

ACKNOWLEDGMENT FORM
(IF SUBSCRIBER IS A PARTNERSHIP OR LIMITED LIABILITY COMPANY)

STATE OF                                           )
)ss
COUNTY OF                                           )

On the___ day of ___________________________, _____, personally appeared before me, ___________________________ and ___________________________ who being duly sworn (or affirmed) did say that he/she/they are the ___________________________ of the partnership/limited liability company that executed the within instrument and such instrument was signed by him/her/them on behalf of said partnership/limited liability company and acknowledged to me that said partnership/limited liability company executed the same.

SEAL
Notary Public in and for Said County and State

My Commission expires:  ______________________

Subscription accepted:

Xhibit Corp.

By:
Mike Schifsky, CFO

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE FOR CORPORATE PURCHASERS

Number of Shares To Be Issued:	_________________

Executed at                                                                           ,
this                                            day of                                                                ,                      .
Name of Corporation (Please print or type)
By:
Signature of authorized agent
Title:
Taxpayer Identification Number:
Address of Principal Corporate Offices:

Mailing Address:
(if different)
Attention:

ACKNOWLEDGMENT FORM
(IF PURCHASER IS A CORPORATION)

STATE OF                                           )
)ss
COUNTY OF                                           )

On the _____ day of ___________________________, ______ personally appeared before me, ___________________________ who being duly sworn (or affirmed) did say that he/she is the ___________________________ of ___________________________, and that said instrument was signed by him/her on behalf of said Corporation by authority of its bylaws (or of a resolution of its board of directors, as the case may be), and said acknowledged to me that said corporation executed the same.

SEAL
Notary Public in and for Said County and State

My Commission expires:  ______________________
Subscription accepted:

Xhibit Corp.
By:
Mike Schifsky, CFO

SUBSCRIPTION AGREEMENT
SIGNATURE PAGE IF PURCHASER IS AN
EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT, KEOGH
PLAN, OR OTHER ENTITY

Number of Shares To Be Issued:	_________________

Executed at                                                                   ,
this ______________ day of ____________________________________________, .

Name of Entity (Please print or type)
By:
Signature of authorized agent

Title
Taxpayer Identification Number:
Address of Principal Offices:

Mailing Business Address:

Attention:

ACKNOWLEDGMENT FORM IF PURCHASER IS AN
EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT, KEOGH
PLAN OR OTHER ENTITY
STATE OF                                           )
):ss.
COUNTY OF                                           )

On the _____ day of ___________________________, 2013, personally appeared before me, ___________________________ of ___________________________, and that said instrument was signed by him/her on behalf of said entity, and he/she acknowledged to me that said entity executed the same.
SEAL
                                                                                 _____________________________________
   Notary Public in and for Said County and State
My Commission expires:  ______________________
Subscription accepted:
Xhibit Corp.

By:
Mike Schifsky, CFO

XHIBIT CORP.
INVESTOR SUITABILITY QUESTIONNAIRE
______________________

ALL INFORMATION FURNISHED IN THIS
QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY

Xhibit Corp. (the “Company”) will use the responses to this questionnaire to qualify prospective investors for purposes of federal and state securities laws.  Please complete, sign, date and return (facsimile acceptable) one copy of this questionnaire as soon as possible to the Company.

Your answers will be kept confidential at all times.  However, by signing this questionnaire, you agree that the Company may present this questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal security laws.

NOTE:  Individual investors should complete the questionnaire beginning with Part I on this page while non-individual investors such as corporations, partnerships, trusts and other entities should complete the questionnaire beginning with Part II on page 4.

I.  INDIVIDUAL INVESTORS:

(Investors other than natural persons (for example, corporations, limited liability companies, partnerships and trusts) should turn to Part II on page 4)
1.           Amount Of Investment
Please indicate the amount of your proposed investment: $

2.          Personal
Name:
             (EXACT NAME AS IT SHOULD APPEAR ON SHARE CERTIFICATE)
Residence Address:
City, State Zip:
Home Telephone:
Home Facsimile:
Email Address:
Date of Birth:

3.          Business
Occupation:
Number of Years:
Present Employer:
Position/Title:
Business Address:
City, State Zip:
Business Telephone:
Business Facsimile:

4.          Residence Information
Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past three years.

5.	Income

(a)
Do you reasonably expect either your own income from all sources during the current year to exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year to exceed $300,000?

[  ] Yes                                [  ] No
If no, please specify amount

(b)	What percentage of your income as shown above is anticipated to be derived from sources other than salary?

(c)
Was either your yearly income from all sources during each of the last two years in excess of $200,000 or was the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000?

[  ]Yes                      [  ]No

If no, please specify amount for:

Last Year:
Year Before Last:

6.	Net Worth

Will your net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000? (Note that "net worth" includes all of the assets owned by you and your spouse in excess of total liabilities, excluding the fair market value of your principal residence from assets but including as a liability any debt on your principal residence that is in excess of the fair market value.)
[  ]Yes                      [  ]  No
If not, please specify amount:

7.	Affiliation

If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

8.	Business and Financial Experience

(a)
Do you have a good faith belief that the nature and extent of your business, financial and investment experience gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests?

[ ] Yes                                [ ] No

(b)	Are you purchasing the securities offered for your own account and for investment purposes only?
[ ]Yes                      [ ]No
If no, please state for whom you are investing and/or the reason for investing.

9.	Financial Advisors

In evaluating this investment, will you use the services of any of the following advisors?  (If so, please identify, providing address and telephone number.)

Accountant:

Attorney:

Other:
PLEASE TURN TO PART III ON PAGE 6 AND SIGN AND DATE THIS QUESTIONNAIRE

II.  NON-INDIVIDUAL INVESTORS:*

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity)

*	If the investment will be made by more than one affiliated entity, please complete a copy of this questionnaire for EACH entity.

1.	Identification

Name:
(EXACT NAME AS IT SHOULD APPEAR ON SHARE CERTIFICATE)

Address of Principal Place of Business:

City, State Zip:

Jurisdiction of Formation or Incorporation:

Type of Entity (corporation, partnership, trust, etc.):

Contact Person:

Telephone Number:

Facsimile Number:

Internet Address:

Was entity formed for the purpose of this investment?
[  ] Yes                                [  ] No

If the answer is YES, then ALL shareholders, partners or other equity owners must answer Part I of this Questionnaire.  If the above answer is no, please continue completing this form.

2.           Amount Of Investment

Please indicate the amount of your proposed investment: $
State the investing entity’s net worth at the time the securities will be purchased: $

3.           Business

Please check the appropriate box to indicate which of the following accurately describes the nature of the business conducted by the investing entity:

[ ]
a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

[ ]
private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives);

[ ]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

[ ]	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
[ ]
a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity;

[ ]	an insurance company as defined in Section 2(13) of the Securities Act of 1933;
[ ]
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is  either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by  persons who are accredited investors;

[ ]	an entity not located in the U.S. and whose equity owners are neither U.S. citizens nor U.S. residents;
[ ]	a trust with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933.
[ ]	Other. Describe:

4.	Investment Experience

Does the manager or trustee of such entity have sufficient business, financial and investment experience to evaluate the merits and risks of the proposed investment and the capacity to protect the entity’s interests?

[  ]Yes                      [  ]No

 [Signature Page Follows]

III.  SIGNATURE

The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.
Executed  at ___________________, on  _________________, 2013.

(Signature)

(Name)

(Title if signing on behalf of an entity)